As filed with the Securities and Exchange Commission on February 22, 2000

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            USAA FEDERAL SAVINGS BANK
                   (ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           --------------------------

          UNITED STATES                               0749                                74-2291652
  (STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                           --------------------------

                10750 MCDERMOTT FREEWAY, SAN ANTONIO, TEXAS 78288
                                 (210) 498-2265
   (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                           --------------------------
                             MICHAEL J. BROKER, ESQ.
                       VICE PRESIDENT AND BANKING COUNSEL
                10750 MCDERMOTT FREEWAY, SAN ANTONIO, TEXAS 78288
                                 (210) 498-2265
     (Name, address, including zip code and telephone number, including area code, of agent for service)

                           --------------------------
                                   Copies to:

          RENWICK D. MARTIN                              LAURA PALMA
          BROWN & WOOD LLP                        SIMPSON THACHER & BARTLETT
       ONE WORLD TRADE CENTER                        425 LEXINGTON AVENUE
      NEW YORK, NEW YORK 10048                     NEW YORK, NEW YORK 10017
           (212) 839-5319                               (212) 455-2000
                           --------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|_______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                               PROPOSED
                                                                            PROPOSED           MAXIMUM
                                                                             MAXIMUM          AGGREGATE        AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE      OFFERING PRICE        OFFERING       REGISTRATION
            SECURITIES TO BE REGISTERED                 REGISTERED         PER UNIT(1)         PRICE(1)           FEE
---------------------------------------------------- ------------------ ------------------ ----------------- ---------------
Asset Backed Notes and Certificates................     $1,000,000            100%            $1,000,000          $264
============================================================================================================================

(1) Estimated solely for purposes of calculating the Registration Fee.

                      ------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                Subject to completion, dated ___________, 200__.
         Prospectus Supplement to Prospectus Dated _____________, 200_

                               $__________________
                          USAA AUTO OWNER TRUST _______

                                   [USAA LOGO]


                            USAA FEDERAL SAVINGS BANK
                               SELLER AND SERVICER



------------------------------
BEFORE YOU PURCHASE ANY OF
THESE SECURITIES, BE SURE YOU
READ THIS PROSPECTUS
SUPPLEMENT AND THE ATTACHED
PROSPECTUS, ESPECIALLY THE
RISK FACTORS BEGINNING ON PAGE
S-__ OF THIS PROSPECTUS
SUPPLEMENT AND ON PAGE __ OF
THE PROSPECTUS.

A security is not a deposit
and neither the securities nor
the underlying motor vehicle
loans are insured or
guaranteed by the FDIC or any
other governmental authority.

These securities are issued by
the trust. The securities are
not obligations of USAA
Federal Savings Bank or any of
its affiliates.

No one may use this prospectus
supplement to offer and sell
these securities unless it is
accompanied by the prospectus.

------------------------------



 THE UNDERWRITERS ARE OFFERING THE FOLLOWING SECURITIES BY THIS PROSPECTUS
 SUPPLEMENT:

                                        CLASS A-1    CLASS A-2   CLASS A-3     CLASS B
                                          NOTES        NOTES       NOTES     CERTIFICATES
                                          -----        -----       -----     ------------
 Principal Amount....................    $            $           $            $
 Per Annum Interest Rate.............            %            %           %            %
 Final Scheduled Payment Date........
 Initial Public Offering Price(1)....        $   %        $   %       $   %        $   %
 Underwriting Discount...............        $   %        $   %       $   %        $   %
 Proceeds to Seller(1)(2)............        $   %        $   %       $   %        $   %

 ---------------
 (1)  The price of the securities will also include interest accrued on the securities, if any, from _________________.

 (2)  Before deducting expenses payable by the seller estimated to be $___________.

  o The trust will pay interest and principal on the securities on the ___th day of each month. The first payment date will be ________________.

  o The trust will pay principal sequentially to the earliest maturing class of securities then outstanding until paid in full.

  o  The certificates are subordinated to the notes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]

            The date of this prospectus supplement is _____________.

                                TABLE OF CONTENTS

READING THESE DOCUMENTS.............................S-5


SUMMARY OF TERMS OF THE SECURITIES..................S-6


RISK FACTORS.......................................S-12


THE TRUST..........................................S-15

   Limited Purpose and Limited Assets..............S-15
   Capitalization of the Trust.....................S-16
   The Owner Trustee...............................S-16

THE RECEIVABLES POOL...............................S-16

   The Bank's Delinquency, Loan Loss and
     Recovery Information..........................S-20

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
 OUTSTANDING ON THE NOTES OR CERTIFICATES..........S-21

   Notes...........................................S-21
   Certificates....................................S-21
   The Factors Described Above Will Decline
     as the Trust Makes Payments on the
     Securities....................................S-22

MATURITY AND PREPAYMENT CONSIDERATIONS.............S-22

   Weighted Average Life of the Securities.........S-24

DESCRIPTION OF THE NOTES...........................S-28

   Payments of Interest............................S-28
   Payments of Principal...........................S-29
   Optional Prepayment.............................S-29

DESCRIPTION OF THE CERTIFICATES....................S-29

   Distributions...................................S-30
   Subordination of Certificates...................S-30
   Optional Prepayment.............................S-31

APPLICATION OF AVAILABLE FUNDS.....................S-31

   Sources of Funds of Distributions...............S-31
   Priority of Distributions.......................S-32

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT....S-33

   Accounts........................................S-33
   Servicing Compensation and Expenses.............S-33
   Rights Upon Event of Servicing Termination......S-33
   Waiver of Past Events of Servicing Termination..S-34
   Deposits to the Collection Account..............S-34
   Reserve Account.................................S-36

CERTAIN FEDERAL INCOME TAX CONSEQUENCES............S-37

CERTAIN STATE TAX CONSEQUENCES.....................S-37

ERISA CONSIDERATIONS...............................S-37

   The Notes.......................................S-37
   The Certificates................................S-38

UNDERWRITING.......................................S-38

LEGAL OPINIONS.....................................S-41

GLOSSARY OF TERMS..................................S-41

                             READING THESE DOCUMENTS

         We provide information on the securities in two documents that offer varying levels of detail:

          1. Prospectus - provides general information, some of which may not apply to the securities.

          2. Prospectus Supplement - provides a summary of the specific terms of the securities.

      We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-3 in this document and on page 4 in the prospectus to locate the referenced sections.

      The Glossary of Terms on page S-__ of this prospectus supplement and the Glossary of Terms on page __ in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

      You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

      In this prospectus supplement, the terms "we," "us" and "our" refer to USAA Federal Savings Bank.

                       SUMMARY OF TERMS OF THE SECURITIES

         THE FOLLOWING SUMMARY IS A SHORT DESCRIPTION OF THE MAIN TERMS OF THE OFFERING OF THE SECURITIES. FOR THAT REASON, THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO FULLY UNDERSTAND THE TERMS OF THE OFFERING OF THE SECURITIES, YOU WILL NEED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS IN THEIR ENTIRETY.



ISSUER

USAA Auto Owner Trust ____, a Delaware [common law] [statutory business] trust, will use the proceeds from the issuance and sale of the securities to purchase from the seller a pool of motor vehicle installment loans which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

OFFERED SECURITIES

The following securities are being offered by this prospectus supplement:

         $____________ Class A-1 ____% Asset Backed Notes

         $____________ Class A-2 ____% Asset Backed Notes

         $____________ Class A-3 ____% Asset Backed Notes

         $____________ Class B ____% Asset Backed Certificates

CLOSING DATE

The trust expects to issue the securities on __________________.

SELLER AND SERVICER

USAA Federal Savings Bank.


OWNER TRUSTEE

__________________________.

INDENTURE TRUSTEE

__________________________.

PAYMENT DATES

On the ___th day of each month (or if the ___th day is not a Business Day, the next Business Day), the trust will pay interest and principal on the securities.

FIRST PAYMENT DATE

The first payment date will be _________________.

RECORD DATES

On each payment date, the trust will pay interest and principal to the holders of the securities as of the related record date. The record dates for the securities will be the day immediately preceding the payment date. If definitive securities are issued for the securities, the record date will be the last day of the month immediately preceding the payment date.

INTEREST RATES

The trust will pay interest on each class of securities at the rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

[CLASS A-1 NOTES

"Actual/360", accrued from the prior payment (or the closing date, in the case of the first payment date) to the current payment date).

CLASS A-2 NOTES; CLASS A-3 NOTES AND CERTIFICATES

"30/360", accrued from the 15th day of the previous month (or the closing date, in the case of the first payment date) to the 15th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1.   the outstanding principal balance;

2.   the interest rate; and

3.   [(i)in the case of the Class A-1 Notes:

         the actual number of days in the accrual period divided by 360; and

     (ii)in the case of the other classes of notes and the certificates:]

         30 (or in the case of the first payment date, _____) divided by 360.

FOR A MORE DETAILED DESCRIPTION OF THE PAYMENT OF INTEREST, REFER TO THE SECTIONS OF THIS PROSPECTUS SUPPLEMENT ENTITLED "DESCRIPTION OF THE NOTES -- PAYMENTS OF INTEREST" AND "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS."

PRIORITY OF DISTRIBUTIONS

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority, after reimbursement of advances made in prior months by the servicer for interest payments due from obligors but not received:

          (1)  SERVICING FEE-- the servicing fee payable to the servicer;

          (2) NOTE INTEREST-- interest due on all the notes ratably to the holders of each class of notes;

          (3) CERTIFICATE INTEREST -- interest distributable to the holders of the certificates; however, if the notes have been accelerated because of a failure to pay an amount due on the notes or certain insolvency events in respect of the trust, this distribution will instead be made after the notes have been paid in full;

          (4)  REGULAR PRINCIPAL PAYMENT-- An amount equal to the sum of

                    o the principal collections on the receivables received during the prior calendar month and

                    o the aggregate principal balance (net of liquidation proceeds applied to principal) of all receivables designated as "defaulted receivables" in that month,

                    will be applied to pay principal on the securities in the following order of priority:

                    (i)  on the Class A-1 Notes until they are paid in full;

                    (ii) on the Class A-2 Notes, until they are paid in full;

                    (iii) on the Class A-3 Notes until they are paid in full;
                          and

                    (iv) on the certificates until they are paid in full;

                  If payment of the notes is accelerated after an event of default, all of the funds remaining after clause (2) will be paid as principal PRO RATA on all classes of the notes until they are paid in full and then will be distributed to the holders of the certificates first to pay interest distributable to the holders of the certificates and second to pay principal on the certificates until they are paid in full;

          (5) FINAL SCHEDULED PAYMENT DATE -- if the payment date is a final scheduled payment date for a class of securities, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clause (4) will be paid on that class;

          (6) RESERVE ACCOUNT DEPOSIT-- to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount; and

          (7) any amounts remaining after the above distributions will be paid to the seller.

FOR A MORE DETAILED DESCRIPTION OF THE PRIORITY OF DISTRIBUTIONS AND THE ALLOCATION OF FUNDS ON EACH PAYMENT DATE, YOU SHOULD REFER TO "APPLICATION OF AVAILABLE FUNDS" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

The credit enhancement for the securities will be as follows:

SUBORDINATION OF PRINCIPAL AND INTEREST
---------------------------------------

Payments of interest on the certificates will be subordinated to payments of interest on the notes, and no payments of principal will be made on the certificates until the notes have been paid in full. If an event of default occurs and the notes are accelerated, no payments will be made on the certificates until the notes are paid in full.

RESERVE ACCOUNT
---------------

On the closing date, the trust will deposit $______________ to the reserve account.

On each payment date, if collections on the receivables are insufficient to pay the first five items listed in "Priority of Distributions" above, the indenture trustee will withdraw funds from the reserve account to pay such amounts.

Generally, the balance required to be on deposit in the reserve account will be the lesser of (a) __% of the outstanding principal balance of the receivables and (b) __% of the principal balance of the receivables as of
_____.

On each payment date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first five items listed in "Priority of Distributions" above are satisfied.

On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance to the seller.

FOR A MORE DETAILED DESCRIPTION OF THE DEPOSITS TO AND WITHDRAWALS FROM THE RESERVE ACCOUNT, YOU SHOULD REFER TO "DESCRIPTION OF THE SALE AND SERVICING AGREEMENT -- RESERVE ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL PREPAYMENT

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is ___% or less of the aggregate principal balance of the receivables at the time they were sold to the trust. The purchase price will equal the outstanding principal balance of the receivables plus interest accrued thereon at the weighted average interest rate borne by the securities. The trust will apply such payment to the payment of the securities in full.

It is expected that at the time this purchase option becomes available to the servicer only the Class A-3 Notes and the certificates will be outstanding.

FINAL SCHEDULED PAYMENT DATES

The trust is required to pay the entire principal amount of each class of securities, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

PROPERTY OF THE TRUST

The property of the trust will include the following:

          the receivables and the collections on the receivables on or after ________;

          security interests in the vehicles financed by the receivables;

          bank accounts; and

          rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

COMPOSITION OF THE RECEIVABLES

The composition of the receivables as of ________________ is as follows:

o  Aggregate Principal
   Balance....................    $
o  Number of
   Receivables................
o  Average Principal
   Balance....................    $
       (Range)................    $      to $
o  Average Original
   Amount Financed............    $
       (Range)................    $      to $
o  Weighted Average
   Contract Rate                        %
       (Range)................          % to      %
o  Weighted Average
   Original Term..............       months
       (Range)................       months to
                                     months
o  Weighted Average
   Remaining Term.............       months
       (Range)................       month to
                                     months
SERVICER OF THE RECEIVABLES

The trust will pay the servicer a servicing fee on each payment date for the previous month equal to 1/12 of __% of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late fees and other administrative fees and expenses, if any, collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into the collection account.

RATINGS

It is a condition to the issuance of the securities that:

          [the Class A-1 Notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;]

          [the Class A-2 Notes and Class A-3 Notes] be rated in the [highest] long-term rating category by at least [two] nationally recognized rating agencies; and

          the certificates be rated "____" or its equivalent by at least [two] nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes and certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion, as to any class of the securities.

MINIMUM DENOMINATIONS

NOTES                 $1,000 and integral multiples thereof

CERTIFICATES          $1,000 and integral multiples thereof

REGISTRATION, CLEARANCE AND SETTLEMENT

NOTES                 book-entry through DTC/Clearstream/ Euroclear

CERTIFICATES          book-entry through DTC

TAX STATUS

OPINIONS OF COUNSEL
-------------------

Brown & Wood LLP will deliver its opinion that for federal income tax purposes:

          the notes will be characterized as debt; and

          the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

INVESTOR REPRESENTATIONS
------------------------

NOTES If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

CERTIFICATES          If you purchase the certificates, you agree by your
                      purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes.

TAX-RELATED INVESTMENT RESTRICTIONS ON CERTIFICATES
---------------------------------------------------

CERTIFICATES          The certificates may not be purchased by persons who are
                      not U.S. Persons for federal income tax purposes.


IF YOU ARE CONSIDERING PURCHASING THE CERTIFICATES, YOU SHOULD REFER TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS AND "CERTAIN STATE TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAILS.

ERISA CONSIDERATIONS

NOTES The notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus.

CERTIFICATES          The certificates may not be acquired by an employee
                      benefit plan or by an individual retirement account.
                      However, an insurance company using its general account may acquire the certificates subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

INVESTOR INFORMATION -- MAILING ADDRESS AND TELEPHONE NUMBER

The mailing address of the principal executive offices of USAA Federal Savings Bank is 10750 McDermott Freeway, San Antonio, Texas 78288. Its telephone number is (210) 498-2265.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of these securities.

CERTIFICATES ARE SUBJECT TO GREATER
CREDIT RISK BECAUSE THE CERTIFICATES
ARE SUBORDINATE TO THE NOTES             The certificates bear greater credit
                                         risk than the notes because payments of
                                         interest and principal on the
                                         certificates are subordinated, to the
                                         extent described below, to payments of
                                         interest and principal on the notes.

                                         Interest payments on the certificates
                                         on each payment date will be
                                         subordinated to interest payments on
                                         the notes and, if the notes have been
                                         accelerated because of a failure to pay
                                         an amount due on the notes or certain
                                         events of insolvency in respect of the
                                         trust, principal payments on the notes.

                                         Principal payments on the certificates
                                         will be fully subordinated to principal
                                         payments on the notes since no
                                         principal will be paid on the
                                         certificates until the notes have been
                                         paid in full.

PREPAYMENTS AND LOSSES ON YOUR
SECURITIES MAY RESULT FROM AN
EVENT OF DEFAULT UNDER THE
INDENTURE
                                         An event of default under the
                                         indenture may result in

                                         o    losses on your notes or
                                              certificates if the receivables
                                              are sold and the sale proceeds,
                                              together with any other assets of
                                              the trust, are insufficient to
                                              pay the amounts owed on the
                                              notes and the certificates; and

                                         o    your notes or certificates being
                                              repaid earlier than scheduled,
                                              which may require you to reinvest
                                              your principal at a lower rate of
                                              return.

                                         SEE "THE INDENTURE" in the prospectus.

YOU MAY SUFFER LOSSES BECAUSE YOU HAVE
LIMITED CONTROL OVER ACTIONS OF THE
TRUST AND CONFLICTS BETWEEN THE
NOTEHOLDERS AND THE CERTIFICATEHOLDERS  Because the trust has pledged its
MAY OCCUR                               property to the indenture trustee to
                                        secure payment on the notes, the
                                        indenture trustee may, and at the
                                        direction of the holders of the
                                        specified percentage of the notes will,
                                        take one or more of the other actions
                                        specified in the indenture relating to
                                        the property of the trust, including a
                                        sale of the receivables. Furthermore,
                                        the holders of a majority of the notes,
                                        or the indenture trustee acting on
                                        behalf of the holders of the notes,
                                        under certain circumstances, has the
                                        right to waive Events of Servicing
                                        Termination or to terminate the
                                        servicer as the servicer of the
                                        receivables without consideration of
                                        the effect such waiver or termination
                                        would have on the holders of the
                                        certificates. The holders of
                                        certificates will not have the ability
                                        to waive Events of Servicing
                                        Termination or to remove the servicer
                                        until the notes have been paid in full.

                                        SEE "DESCRIPTION OF THE RECEIVABLES
                                        TRANSFER AND SERVICING AGREEMENTS --
                                        EVENTS OF SERVICING TERMINATION", " --
                                        RIGHTS UPON EVENT OF SERVICING
                                        TERMINATION" AND "-- WAIVER OF PAST
                                        EVENTS OF SERVICING TERMINATION" IN THE
                                        PROSPECTUS.

GEOGRAPHIC CONCENTRATION
MAY RESULT IN MORE RISK TO YOU          The servicer's records indicate that the
                                        billing addresses of the obligors of
                                        the receivables as of ________, were in
                                        the following states:

                                                                     PERCENTAGE
                                                                         OF
                                                                      AGGREGATE
                                                                      PRINCIPAL
                                                                       BALANCE
                                                                       -------

                                         [____]....................          %
                                         [____]....................          %
                                         [____]....................          %
                                         [____]....................          %

                                         No other state, by those billing
                                         addresses, constituted more than 5% of
                                         the balance of the receivables as of
                                         _____________. Economic conditions or
                                         other factors affecting these states in
                                         particular could adversely affect the
                                         delinquency, credit loss or
                                         repossession experience of the trust.

                                    THE TRUST

LIMITED PURPOSE AND LIMITED ASSETS

USAA Auto Owner Trust _____-__ is a [common law] [statutory] business trust formed under the laws of the State of Delaware by a trust agreement dated as of __________ between USAA Federal Savings Bank (the "BANK") and __________, as the owner trustee. The trust will not engage in any activity other than:

          o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

          o    issuing the securities;

          o    making payments on the securities; and

          o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

         The trust will be capitalized by the issuance of the notes and the certificates. The proceeds from the issuance of the securities will be used by the trust (1) to purchase the receivables from the seller under a sale and servicing agreement to be dated as of ______________ among the trust, the seller and the servicer, and (2) to fund the initial deposit to the Reserve Account.

         The trust property will also include:

          o all monies received on the receivables on or after ___________ (the "CUT-OFF DATE");

          o    security interests in the financed vehicles;

          o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

          o the seller's rights to certain documents and instruments relating to the receivables;

          o such amounts as from time to time may be held in the accounts maintained for the trust;

          o certain payments and proceeds with respect to the receivables held by the servicer;

          o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

          o    any proceeds of the above items.

         If the protection provided to the noteholders by the subordination of the certificates and to the noteholders and the certificateholders by the Reserve Account is insufficient, the trust would have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the noteholders and the certificateholders. See "Application of Available Funds-- Priority of Distributions" and "Description of the Sale and Servicing Agreement-- Reserve Account" in this prospectus supplement and "Some Important Legal Issues Relating to the Receivables" in the prospectus.

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on such date:

Class A-1 Notes..........................................        $
                                                                 -------------
Class A-2 Notes..........................................
Class A-3 Notes..........................................
Certificates.............................................
Total....................................................        $
                                                                 =============

THE OWNER TRUSTEE

         ___________ will be the owner trustee under the trust agreement.
_______________is a ________________ and its principal offices are located at
_________________________________. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                              THE RECEIVABLES POOL

         The trust will own a pool of receivables consisting of motor vehicle installment loans secured by security interests in the motor vehicles financed by those contracts. The pool will consist of the receivables which the seller sells to the trust on the closing date. The receivables will include payments on the receivables which are made on or after the Cut-off Date.

CRITERIA APPLICABLE TO SELECTION OF RECEIVABLES.

         The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

o has a remaining maturity, as of the Cut-off Date, of at least ____ months and not more than ___ months;

o with respect to loans secured by new financed vehicles, had an original maturity of at least ____ months and not more than ____ months; with respect to loans secured by used financed vehicles, had an original maturity of at least _____ months and not more than ____ months;

o is a fully-amortizing, fixed rate simple interest loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and has a simple interest contract rate (a "Contract Rate") that equals or exceeds ____% per annum, is not secured by any interest in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cut-off Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

o is secured by a financed vehicle that, as of the Cut-off Date, had not been repossessed without reinstatement;

o has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

o    has no payment more than ____ days past due as of the Cut-off Date; and

o has a remaining principal balance, as of the Cut-off Date, of at least $___________.

         The receivables were selected from the seller's portfolio of installment loans for new and used vehicles, in each case meeting the criteria described above and in the prospectus. No selection procedures believed by the seller to be adverse to the securityholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than _______________.

         The composition of the receivables as of the Cut-off Date is as follows:

o    Aggregate Principal
     Balance..........................................    $
o    Number of
     Receivables......................................
o    Average Principal
     Balance..........................................    $
        (Range).......................................    $      to $
o    Average Original
     Amount Financed..................................    $
        (Range).......................................    $      to $
o    Weighted Average
     Contract Rate....................................         %
        (Range).......................................         % to        %
o    Weighted Average
     Original Term....................................    months
        (Range).......................................    months to    months
o    Weighted Average
     Remaining Term...................................    months
        (Range).......................................    months to    months
o    Percentage of Aggregate Principal
     Balance of Receivables for
     New/Used Vehicles................................      % /  %

         The geographical distribution and distribution by Contract Rate of the receivables as of the Cut-off Date are set forth in the following tables.

                         GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                 PERCENTAGE                                                   PERCENTAGE
                                                     OF                                                            OF
                                                  AGGREGATE                                                    AGGREGATE
                        NUMBER OF      PRINCIPAL  PRINCIPAL                         NUMBER OF     PRINCIPAL   PRINCIPAL
STATE (1)               RECEIVABLES    BALANCE    BALANCE(2)    STATE (1)           RECEIVABLES   BALANCE     BALANCE (2)
---------               -----------    -------    ---------     ---------           -----------   -------     -----------
Alabama.................                                        Montana...........
Alaska..................                                        Nebraska..........
Arizona.................                                        Nevada............
Arkansas................                                        New Hampshire.....
California..............                                        New Jersey........
Colorado................                                        New Mexico........
Connecticut.............                                        New York..........
Delaware................                                        North Carolina....
District of Columbia....                                        North Dakota......
Florida.................                                        Ohio..............
Georgia.................                                        Oklahoma..........
Hawaii..................                                        Oregon............
Idaho...................                                        Pennsylvania......
Illinois................                                        Rhode Island......
Indiana.................                                        South Carolina....
Iowa....................                                        South Dakota......
Kansas..................                                        Tennessee.........
Kentucky................                                        Texas.............
Louisiana...............                                        Utah..............
Maine...................                                        Vermont...........
Maryland................                                        Virginia..........
Massachusetts...........                                        Washington........
Michigan................                                        West Virginia.....
Minnesota...............                                        Wisconsin.........
Mississippi.............                                        Wyoming...........
Missouri................

--------------
(1) Based on the billing addresses of the obligors as of the Cut-off Date.
(2) May not add to 100% due to rounding.

                      DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                                                     PERCENTAGE OF
                                                                                                       AGGREGATE
                                                         NUMBER OF                                     PRINCIPAL
CONTRACT RATE                                           RECEIVABLES         PRINCIPAL BALANCE         BALANCE (1)
-----------------------------------------------         -----------         -----------------        ------------
1.90 to 1.99%..................................
2.00 to 2.49...................................
2.50 to 2.99...................................
3.00 to 3.49...................................
3.50 to 3.99...................................
4.00 to 4.49...................................
4.50 to 4.99...................................
5.00 to 5.49...................................
5.50 to 5.99...................................
6.00 to 6.49...................................
6.50 to 6.99...................................
7.00 to 7.49...................................
7.50 to 7.99...................................
8.00 to 8.49...................................
8.50 to 8.99...................................
9.00 to 9.49...................................
9.50 to 9.99...................................
10.00 to 10.49.................................
10.50 to 10.99.................................
11.00 to 11.49.................................
11.50 to 11.99.................................
12.00 to 12.49.................................
12.50 to 12.99.................................
13.00 to 13.49.................................
13.50 to 13.99.................................
14.00 to 14.49.................................
14.50 to 14.99.................................
15.00 to 15.49.................................
15.50 to 15.99.................................
16.00 to 16.49.................................
16.50 to 16.99.................................
17.00 to 17.49.................................
17.50 to 17.99.................................
18.00 to 18.49.................................
18.50 to 18.99.................................
19.00 to 19.49.................................
19.50 to 19.99.................................
20.00..........................................
Totals.........................................

--------------
(1) May not add to 100.00% due to rounding.

THE BANK'S DELINQUENCY, LOAN LOSS AND RECOVERY INFORMATION

         The following tables set forth information with respect to the Bank's experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of motor vehicle loans originated and serviced by the Bank. The portfolio of motor vehicle loans originated and serviced by the Bank during the periods shown includes both fixed rate motor vehicle loans and variable rate motor vehicle loans. The Bank does not maintain separate records with respect to fixed rate motor vehicle loans and variable rate motor vehicle loans regarding delinquency, loan loss and recovery experience. The receivables include only fixed rate motor vehicle loans. The following tables also include information with respect to certain consumer loans which are not motor vehicle loans. These other consumer loans did not exceed 10% of outstandings as of each of the dates shown in the following tables. The Bank believes that the inclusion of variable rate motor vehicle loans and these consumer loans has an immaterial effect on the information set forth in the following tables with respect to the Bank's experience relating to delinquencies, loan losses and recoveries on its fixed rate motor vehicle loans.

                             DELINQUENCY EXPERIENCE

                                                                    AT DECEMBER 31,
                      ------------------------------------------------------------------------------------------------------------
                              1999                  1998                  1997                  1996                  1995
                      --------------------  --------------------  --------------------  --------------------  --------------------
                       DOLLARS    NUMBER     DOLLARS    NUMBER     DOLLARS    NUMBER     DOLLARS    NUMBER     DOLLARS    NUMBER
                      (IN 000S)   OF LOANS  (IN 000S)   OF LOANS  (IN 000S)   OF LOANS  (IN 000S)   OF LOANS  (IN 000S)   OF LOANS
                      ---------   --------  ---------   --------  ---------   --------  ---------   --------  ---------   --------
  Outstandings....    $3,661,825   283,810  $2,802,144   234,281  $2,076,318   186,560  $1,687,922   159,812  $1,454,843   145,246
  Delinquencies over
  30 days(1)(2)...       $16,927     1,689     $12,297     1,366      $7,028       871      $8,634     1,082        $580     2,338
  Delinquencies over
  30 days (%)(3)..         0.46%     0.60%       0.44%     0.58%       0.34%     0.47%       0.51%     0.68%       0.34%     0.40%
     (1)  Delinquencies include principal amounts only.
     (2)  The period of delinquency is based on the number of days payments are contractually past due.
     (3)  As a percent of outstandings.


                                                     LOAN LOSS EXPERIENCE

                                                                              YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------------------------------------
                                                           1999           1998           1997          1996           1995
                                                           ----           ----           ----          ----           ----
                                                                                         (DOLLARS IN 000S)
     Number of Loans(1) ..........................        283,810         234,281        186,560       159,812       145,246
     Period Ending Outstandings...................     $3,661,825      $2,802,144     $2,076,318    $1,687,922    $1,454,843
     Average Outstandings(2) .....................     $3,281,001      $2,375,294     $1,867,280    $1,527,686    $1,298,116
     Number of Gross Charge-Offs .................          1,438             874            797           805           422
     Gross Charge-Offs(3).........................        $16,066          $9,311         $6,157        $4,131        $2,244
     Gross Charge-Offs as a % of Period End
       Outstandings...............................           0.44%           0.33%          0.30%         0.24%         0.15%
     Gross Charge-Offs as a % of Average
       Outstandings...............................           0.49%           0.39%          0.33%         0.27%         0.17%
     Recoveries(4)................................         $7,296          $4,856         $2,158        $1,068          $683
     Net Charge-Offs(5)...........................         $8,770          $4,455         $3,999        $3,063        $1,561
     Net Charge-Offs as a % of Period End                    0.24%           0.16%          0.19%         0.11%         0.11%
      Outstandings................................
     Net Charge-Offs as a % of Average Outstandings          0.27%           0.19%          0.21%         0.20%         0.12%
__________
(1)      Number of loans as of period end.
(2)      Averages were computed by taking an average of daily outstandings for the loans owned by the Bank combined with an average of month-end outstandings for the loans sold and serviced by the Bank for each period presented.
(3)      Prior to July 1997, the amount charged off is the remaining principal balance less proceeds from the sale of repossessed vehicles or, in the case of repossessed vehicles which have not yet been sold, the remaining principal balance less estimated proceeds from the sale of such repossessed vehicles. As of July 1997, amounts charged off represent the remaining principal balance.
(4)      Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off. Prior to July
         1997, the proceeds realized in connection with the sale of the financed vehicles are not included in recoveries.
(5)      Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.



         The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss information of the Bank, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

                 HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                    OUTSTANDING ON THE NOTES OR CERTIFICATES

         The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

NOTES

         HOW THE SERVICER COMPUTES THE FACTOR FOR YOUR CLASS OF NOTES. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

         YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE NOTES. For each note you own, your portion of that class of notes is the product of--

o    the original denomination of your note; and

o the factor relating to your class of notes computed by the servicer in the manner described above.

CERTIFICATES

         HOW THE SERVICER COMPUTES THE FACTOR FOR THE CERTIFICATES. The servicer will compute a separate factor for the certificates. The factor for the certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to the certificates indicating the remaining certificate balance of the certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on such payment date, as a fraction of the initial certificate balance of the certificates.

         YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE CERTIFICATES. For each certificate you own, your portion of the certificates is the product of--

o    the original denomination of your certificate; and

o the factor relating to the certificates computed by the servicer in the manner described above.

THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE SECURITIES

         Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions, as applicable, in--

o    the outstanding principal amount of the applicable class of notes; or

o    the outstanding certificate balance of the certificates.

         These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, no principal payments will be made

o    on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

o    on the Class A-3 Notes until the Class A-2 Notes have been paid in full;
     or

o    on the certificates until the Class A-3 Notes have been paid in full.

However, if the notes are accelerated after an Event of Default, principal payments will be applied PRO RATA all classes of the notes. See "Application of Available Funds" in this prospectus supplement.

         Since the rate of payment of principal of each class of notes and the certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes and the final distribution in respect of the certificates could occur significantly earlier than the respective Final Scheduled Payment Dates.

         WE CANNOT ASSURE YOU THAT YOUR SECURITIES WILL BE REPAID ON THE FINAL SCHEDULED PAYMENT DATES. It is expected that final payment of each class of notes and the final distribution in respect of the certificates will occur on or prior to the respective Final Scheduled Payment Dates. Failure to make final payment of any class of notes by the respective Final Scheduled Payment Dates would constitute an Event of Default under the indenture. See "The Indenture -- Rights upon Event of Default" in the prospectus. In addition, the remaining certificate balance of the certificates is required to be paid in full on or prior to its Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the certificates in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of notes and the final distribution in respect of the certificates could occur later than such dates.

         THE LEVEL OF PREPAYMENTS OF THE RECEIVABLES AND REQUIRED PURCHASES BY THE SELLER AND THE SERVICER ARE UNPREDICTABLE AND MAY AFFECT PAYMENTS ON THE SECURITIES. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the securities. The noteholders and the certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

         RISKS OF SLOWER OR FASTER REPAYMENTS. Noteholders and certificateholders should consider--

o in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

o in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

         Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

         The rate of payment of principal of each class of notes and the certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes and the final distribution in respect of the certificates could occur significantly earlier than the respective Final Scheduled Payment Dates. The noteholders and the certificateholders will exclusively bear any reinvestment risk associated with early payment of their notes and certificates.

         The table (the "ABS Table") captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that --

o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

o payments on the notes and the certificates are made on each payment date (and each payment date is assumed to be the fifteenth day of the applicable month);

o the balance in the Reserve Account on each payment date is equal to the Specified Reserve Balance; and

o    the servicer does not exercise its option to purchase the receivables.

         The ABS Table indicates the projected weighted average life of each class of notes and the certificates and sets forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of
__________________.



                                                               CONTRACT       ORIGINAL TERM
                                          AGGREGATE             RATE OF        TO MATURITY        REMAINING TERM TO
POOL                                  PRINCIPAL BALANCE        INTEREST        (IN MONTHS)      MATURITY (IN MONTHS)
--------------------------------      -----------------        --------        -----------      --------------------
1.............................
2.............................
3.............................
4.............................
5.............................
6.............................
7.............................
8.............................
9.............................
10............................
11............................
12............................
13............................
14............................
15............................
16............................
17............................
18............................


         The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes and the certificates.

                        PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                          CLASS A-1 NOTES                   CLASS A-2 NOTES                  CLASS A-3 NOTES
                    ----------------------------     ----------------------------      ----------------------------
PAYMENT DATE         %       %        %       %       %        %       %       %        %       %       %        %
------------        ---     ---      ---     ---     ---      ---     ---     ---      ---     ---     ---      ---
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
Weighted
Average
Life(1)........
Weighted
Average Life
to Call (1)(2)
Optional Call
Date

----------
(1)  The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)  This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.


         THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                               PERCENT OF INITIAL
                 CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                             CLASS B CERTIFICATES
                                     -----------------------------------
PAYMENT DATE                          %         %          %          %
-------------------------            ---       ---        ---        ---
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
Weighted Average Life(1)....
Weighted Average Life to
Call (1)(2)
Optional Call Date

---------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial certificate balance of the certificate.
(2) This calculation assumes that the servicer purchases the receivables on the first payment date on which it is permitted to do so.

         THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                            DESCRIPTION OF THE NOTES

         The trust will issue the notes under an indenture to be dated as of __________ between the trust and _______________, as indenture trustee. We will file a copy of the indenture in its execution form for the notes with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

PAYMENTS OF INTEREST

         Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The trust will make payments to the noteholders as of each Record Date.

         CALCULATION OF INTEREST. Interest will accrue and will be calculated on the various classes of notes as follows:

[o ACTUAL/360. Interest on the Class A-1 Notes will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.]

o 30/360. Interest on the Class A-2 Notes and Class A-3 Notes will accrue from and including the th day of the previous month (or the closing date, in the case of the first payment date) to but excluding the th of the current month and be calculated on the basis of a 360-day year of twelve 30-day months.

o UNPAID INTEREST ACCRUES. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

         PRIORITY OF INTEREST PAYMENTS. The trust will pay interest on the notes (without priority among the classes of notes) on each payment date with available funds in accordance with the priority set forth under "Application of Available Funds" in this prospectus supplement.

         THE TRUST WILL PAY INTEREST PRO RATA TO NOTEHOLDERS IF IT DOES NOT HAVE ENOUGH FUNDS AVAILABLE TO PAY ALL INTEREST DUE ON THE NOTES. The amount available for interest payments on the notes could be less than the amount of interest payable on the notes on any payment date. In that event, the holders of each class of notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the noteholders.

PAYMENTS OF PRINCIPAL

         PRIORITY AND AMOUNT OF PRINCIPAL PAYMENTS. The trust will generally make principal payments to the noteholders on each payment date in the amount and in the priority set forth under "Application of Available Funds" in this prospectus supplement.

         EVENT OF DEFAULT. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its Final Scheduled Payment Date. The failure to pay principal of a note is not an Event of Default until its Final Scheduled Payment Date. Payments on the notes may be accelerated upon an Event of Default. Upon an acceleration of the notes because of a failure to make a payment due on the notes or certain insolvency events in respect of the trust, the priority in which the trust makes distributions to the noteholders and certificateholders will change such that payments of principal will be made PRO RATA to the holders of each class of notes and interest payments on the certificates will not be made until the notes are paid in full.

         NOTES MIGHT NOT BE REPAID ON THEIR FINAL SCHEDULED PAYMENT DATES. The principal balance of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class shown on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Date for that class of notes based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

OPTIONAL PREPAYMENT

         All outstanding notes will be prepaid in whole, but not in part, on any payment date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when aggregate principal balance of the receivables has declined to __% or less of the aggregate principal balance of the receivables as of the Cut-off Date, as described in the prospectus under "Description of the Receivables Transfer and Servicing Agreements -- Termination." Upon such purchase by the servicer, you will receive
--

          o the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

          o interest on any past due interest at the rate of interest on your notes (to the extent lawful).

                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates under the trust agreement. We will file a copy of the trust agreement with the SEC after the trust issues the notes and the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the trust agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given trust and the related trust agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

DISTRIBUTIONS

         INTEREST. On each payment date, commencing ______, the certificateholders will be entitled to receive the amount of interest that accrues on the certificate balance at the applicable rate of interest set forth on the cover page of this prospectus supplement.

         Interest will accrue--

          o in the case of the first payment date, from and including the closing date to but excluding the _____th day of the following calendar month; or

          o otherwise, from and including the _____th day of the calendar month preceding the payment date to but excluding the _____th day of the calendar month of that payment date.

         INTEREST IS CALCULATED 30/360. Interest on the certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

         UNPAID INTEREST ACCRUES. Interest distributions due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at the rate of interest on the certificates (to the extent lawful).

         DISTRIBUTIONS ON CERTIFICATES. The trust will make distributions on the certificates in the amounts and in the priority set forth under "Application of Available Funds" in this prospectus supplement. Certificateholders will not receive any distributions of principal until the notes are paid in full. Following the occurrence of an Event of Default which has resulted in an acceleration of the notes, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates.

         The outstanding certificate balance of the certificates will be payable in full on the Final Scheduled Payment Date for the certificates. The actual date on which the trust pays the certificate balance of the certificates may be earlier or later than that Final Scheduled Payment Date, based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

SUBORDINATION OF CERTIFICATES

         The rights of the certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and, if the notes have been accelerated, principal. In addition, the certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all the notes has been paid in full. This subordination is effected by the priority of distributions set forth under "Application of Available Funds" in this prospectus supplement.

OPTIONAL PREPAYMENT

         If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to __% or less of the aggregate principal balance of the receivables as of the Cut-off Date, you will receive an amount in respect of your certificates equal to the sum of:

          o the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for the certificates; and

          o interest on any past due interest at the rate of interest for the certificates, to the extent lawful.

         That distribution will cause the early retirement of your certificates. See "Description of the Receivables Transfer and Servicing Agreements -- Termination" in the prospectus.

                         APPLICATION OF AVAILABLE FUNDS

SOURCES OF FUNDS FOR DISTRIBUTIONS

         The funds available to the trust to make payments on the securities on each payment date will come from the following sources:

          o collections received on the receivables during the prior calendar month,

          o net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

          o    the aggregate amount of Advances remitted by the servicer,

          o proceeds of repurchases of receivables by the seller or purchases of receivables by the servicer because of certain breaches of representations or covenants, and

          o funds, if any, withdrawn from the Reserve Account for that payment date.

         The precise calculation of the funds available to make payments on the securities is in the definition of Available Funds in the section "Glossary of Terms". We refer you to that definition. Among other things, Available Funds are calculated net of (i) reimbursements of outstanding Advances to the servicer and
(ii) payments to the servicer of various fees, if any, paid by the obligors that constitute the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements -- Advances" and " -- Servicing Compensation and Expenses" in the prospectus.

PRIORITY OF DISTRIBUTIONS

         On each payment date the trust will apply the Available Funds for that payment date in the following amounts and order of priority:

          (1)  SERVICING FEE-- the Servicing Fee payable to the servicer;

          (2) NOTE INTEREST-- interest due on all the notes ratably to the holders of each class of notes;

          (3) CERTIFICATE INTEREST -- interest distributable to the holders of the certificates; however, if an Event of Default due to a failure to make a payment due on the notes or certain insolvency events in respect of the trust has occurred and the notes have been accelerated, interest will not be distributed to the holders of the certificates until the notes are paid in full;

          (4) PRINCIPAL PAYMENT -- An amount equal to the sum of (i) the principal collections on the receivables received during the prior calendar month and (ii) the aggregate principal balance (net of liquidation proceeds received during that month applied to principal) of all receivables designated as "defaulted receivables" in that month will be applied to pay principal on the securities in the following order of priority:

               (i)  the Class A-1 Notes until they are paid in full; and

               (ii) the Class A-2 Notes until they are paid in full;

               (iii) the Class A-3 Notes until they are paid in full; and

               (iv) the certificates until they are paid in full;

               however, if the notes are accelerated after an Event of Default due to a failure to make a payment due on the notes or certain insolvency events in respect of the trust, the Available Funds remaining after clause (3) will be applied to pay principal PRO RATA on all classes of the notes until they are paid in full and then to distribute interest and principal on the certificates until they are paid in full;

          (5) FINAL SCHEDULED PAYMENT DATE -- if the payment date is a Final Scheduled Payment Date for a class of securities, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clause (4) will be paid on that class;

          (6) RESERVE ACCOUNT DEPOSIT -- to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account up to the Specified Reserve Balance; and

          (7) any amounts remaining after the above distributions shall be paid to the seller.

If the Available Funds are insufficient to make the payments in clauses (1) through (4), funds, if any, on deposit in the Reserve Account will be applied to cover those shortfalls. See "Description of the Sale and Servicing Agreement -- Deposits to the Collection Account".

         A receivable will be designated as a "defaulted receivable" when the servicer determines that it is unlikely to be paid in full or when at least 5% of a scheduled payment is 120 or more days delinquent.

                             DESCRIPTION OF THE SALE
                             AND SERVICING AGREEMENT

         We have summarized below some of the important terms of the sale and servicing agreement. We will file a copy of the sale and servicing agreement with the SEC after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of the sale and servicing agreement. You can find more information about the transfer of the receivables from the seller to the trust on the closing date in the prospectus under "Description of the Receivables Transfer and Servicing Agreements".

ACCOUNTS

         In addition to the Collection Account, the following accounts will be established--

          o the indenture trustee will establish a distribution account for the benefit of the noteholders;

          o the owner trustee will establish a distribution account for the benefit of the certificateholders; and

          o the servicer will establish the Reserve Account in the name of the indenture trustee on behalf of the noteholders and the certificateholders.

SERVICING COMPENSATION AND EXPENSES

         The servicer is entitled to receive the Servicing Fee on each payment date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates, will be payable on each payment date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

RIGHTS UPON EVENT OF SERVICING TERMINATION

         If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the notes (or, if no notes are outstanding, a majority of the certificate balance of the certificates) may remove the servicer without the consent of any of the other securityholders.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

         If an Event of Servicing Termination occurs, holders of not less than a majority of the principal amount of the notes (or, if no notes are outstanding, a majority of the certificate balance of the certificates), subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. The certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

DEPOSITS TO THE COLLECTION ACCOUNT.

         The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if the Bank is no longer the servicer or (3) if one of the other conditions set forth in the sale and servicing agreement is not met.

         On or before the payment date, the servicer will cause all collections on receivables, Advances by the servicer and other amounts constituting Available Funds to be deposited into the Collection Account. See "Description of Receivables Transfer and Servicing Agreements -- Collections" and "-- Advances" in the prospectus.

         On or before each payment date, the servicer will notify the indenture trustee to withdraw the following amounts from the Reserve Account in the following order and deposit them into the Collection Account. In each case, the amount will be withdrawn only to the extent of funds in the Reserve Account after giving effect to all prior withdrawals. The amounts to be withdrawn from the Reserve Account are:

          o the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for that payment date; and

          o    the Reserve Account Excess Amount.

         The "Total Required Payment" on any payment date, will be the sum of--

          (1) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (2) all interest payable on the notes, including any accrued interest and interest on accrued interest;

          (3) all interest distributable on the certificates, including any accrued interest and interest on accrued interest;

          (4) the sum of (i) all principal collected on the receivables during the related Collection Period and (ii) the aggregate principal balance (net of liquidation proceeds received during that Collection Period applied to principal) of all receivables that were designated as defaulted receivables during that Collection Period; and

          (5) if that payment date is a Final Scheduled Payment Date for a class of securities, the amount, if any, required to reduce the principal balance of that class of securities to zero after giving effect to the amount in clause (4).

However, following the acceleration of the notes after the occurrence of an Event of Default due to a failure to pay an amount due on the notes or certain insolvency events in respect of the trust, the TOTAL REQUIRED PAYMENT will equal the sum of --

          o the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          o all interest payable on the notes, including any accrued interest thereon; and

          o the amount necessary to reduce the outstanding principal amount of all the notes to zero.

Consequently, if the notes are accelerated for any of those reasons, certificateholders will not receive any distributions until the notes are paid in full. Also, funds on deposit in the Reserve Account will be applied solely toward payment of the notes until the notes are paid in full.

         The "Reserve Account Excess Amount", with respect to any payment date, will be the amount equal to the excess, if any, of --

          o the amount of cash or other immediately available funds in the Reserve Account on that payment date, prior to giving effect to any withdrawals from the Reserve Account relating to that payment date, over

          o    the Specified Reserve Balance with respect to that payment date.

         The "Specified Reserve Balance" will be the lesser of (a) __% of the outstanding principal balance of the receivables and (b) __% of the principal balance of the receivables as of the Cut-off Date.

         SERVICER WILL PROVIDE INFORMATION TO INDENTURE TRUSTEE. On the Business Day prior to each payment date, the servicer will provide the indenture trustee with the information specified in the sale and servicing agreement with respect to the Collection Period preceding such payment date, including:

          o    the aggregate amount of collections on the receivables;

          o the aggregate amount of receivables designated as defaulted receivables;

          o    the aggregate Advances to be made by the servicer; and

          o the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer.

RESERVE ACCOUNT

         The servicer will establish the Reserve Account. It will be held in the name of the indenture trustee for the benefit of the noteholders and certificateholders. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders and the certificateholders will have no recourse to the assets of the seller or servicer as a source of payment.

         DEPOSITS TO THE RESERVE ACCOUNT. The Reserve Account will be funded by a deposit by the trust on the closing date in the amount of $_____________. The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment.

         WITHDRAWALS FROM THE RESERVE ACCOUNT. The amount on deposit in the Reserve Account may be deposited into the Collection Account to the extent described under " -- Deposits to the Collection Account" above.

         INVESTMENT. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the notes or the certificates confirms that such actions will not adversely affect its ratings of the securities, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

         FUNDS IN THE RESERVE ACCOUNT WILL BE LIMITED. Amounts on deposit in the Reserve Account from time to time are available to--

          o enhance the likelihood that you will receive the amounts due on your notes or certificates; and

          o decrease the likelihood that you will experience losses on your notes or certificates.

         However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Account, a shortfall in the amounts distributed to the noteholders and certificateholders could result. Depletion of the Reserve Account ultimately could result in losses on your notes or certificates.

         After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and the certificate balance of the certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Brown & Wood LLP, counsel for the Bank and Federal Tax Counsel for the trust, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Certain Federal Income Tax Consequences" in the prospectus.

                         CERTAIN STATE TAX CONSEQUENCES

         The tax discussion in the prospectus does not address the tax treatment of the trust, the notes, the certificates, noteholders or certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes or certificates.

                              ERISA CONSIDERATIONS

THE NOTES

         The notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although we cannot assure you in this regard, the notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the notes --

o are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Certain Federal Income Tax Consequences" in the prospectus); and

o    should not be deemed to have any "substantial equity features."

         See "ERISA Considerations" in the prospectus.

         However, the acquisition and holding of notes of any class by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the trust, the owner trustee, the indenture trustee, any certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

THE CERTIFICATES

         The certificates are not Senior Certificates. Benefit Plan Investors may not acquire the certificates. An insurance company using the assets of its general account may purchase certificates on the condition that --

o such insurance company is able to represent that, as of the date it acquires an interest in a certificate, less than 25% of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code; and

o such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in the certificates, 25% or more of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, and, at that time, if no exemption or exception applies to the continued holding of the certificates under ERISA, by the end of the next quarter such insurance company will dispose of all certificates then held in its general account by the end of the next quarter.

         In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Benefit Plan Investor that acquires and holds the notes without such Benefit Plan Investor being covered by one or more exemptions from the prohibited transaction rules.

         Each purchaser of the certificates will be deemed to represent and certify that it either--

o is not a Benefit Plan Investor and is not acquiring its certificates on behalf of any such Benefit Plan Investor; or

o is an insurance company using the assets of its general account under the limitations described above.

         For additional information regarding treatment of the certificates under ERISA, we refer you to "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes and Class A-3 Notes set forth opposite its name below:

                                                            PRINCIPAL      PRINCIPAL      PRINCIPAL
                                                            AMOUNT OF      AMOUNT OF      AMOUNT OF
                                                            CLASS A-1      CLASS A-2      CLASS A-3
NOTE UNDERWRITERS                                             NOTES          NOTES          NOTES
-------------------------------------------                 ---------      ---------      ---------
 ............................................
 ............................................
 ............................................
 ............................................
     Total..................................

         The seller has been advised by the underwriters of the notes that they propose initially to offer the notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the public offering prices may change.

         Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial certificate balance of the certificates set forth below opposite its name.

                                                                CERTIFICATE
                                                                BALANCE OF
CERTIFICATE UNDERWRITERS                                       CERTIFICATES
------------------------                                       ------------

Total.......................................

         The seller has been advised by the underwriters of the certificates that they propose initially to offer the certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering of the certificates, the public offering price may change.

         The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes or as a percentage of the certificate balance of the certificates and as an aggregate dollar amount, shall be as follows:

                                        UNDERWRITING       NET PROCEEDS        SELLING
                                        DISCOUNT AND          TO THE         CONCESSIONS        REALLOWANCE
                                         COMMISSIONS         SELLER(1)      NOT TO EXCEED      NOT TO EXCEED
                                         -----------         ---------      -------------      -------------
Class A-1 Notes.................
Class A-2 Notes.................
Class A-3 Notes.................
Certificates....................
    Total for the
      notes and certificates....

--------------
(1) Plus accrued interest, if any, from ___________________ and before deducting other expenses estimated at $___________________________.

         Until the distribution of the notes and the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes and the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes and the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes and the certificates.

         If the underwriters create a short position in the notes or the certificates in connection with this offering (i.e., they sell more notes or certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes or certificates, as the case may be, in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes or certificates in the open market to reduce the underwriters' short position or to stabilize the price of such notes or certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes or certificates, as the case may be, as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or the certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The notes and the certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the notes and the certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the notes or the certificates will develop. If a secondary market for the notes or the certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

         The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller and its affiliates.

         The seller has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

         The closings of the sale of each class of the notes and the certificates are conditioned on the closing of the sale of each other class of notes and those certificates.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                 LEGAL OPINIONS

         Certain legal matters and federal income tax matters relating to the notes and the certificates will be passed upon for the seller and the servicer by Brown & Wood LLP. Certain legal matters relating to the certificates will be passed upon for the seller and servicer by Richards Layton & Finger. Certain legal matters relating to the notes and the certificates will be passed upon for the underwriters by Simpson Thacher & Bartlett.

                                GLOSSARY OF TERMS

         Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

         "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables Pool--Weighted Average Life of the Securities".

         "ABS TABLE" means the table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" beginning on page S-__ of this prospectus supplement.

          "AVAILABLE COLLECTIONS" for a payment date will be the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below such amounts):

          o    all payments collected on the receivables;

          o all liquidation proceeds in respect of receivables which were designated as defaulted receivables in prior Collection Periods;

          o all Advances made by the servicer of interest due on the receivables;

          o the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period; and

          o partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cut-off Date.

         AVAILABLE COLLECTIONS on any payment date will exclude the following:

          o amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable and the amount received exceeds the accrued and unpaid interest on such receivable;

          o amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Advance on a receivable which is not recoverable from collections on the particular receivable;

          o all payments and proceeds (including liquidation proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

          o liquidation proceeds with respect to accrued and unpaid interest on any receivable but only to the extent of any unreimbursed Advances on that receivable; and

          o    amounts constituting the Supplemental Servicing Fee.

         "AVAILABLE FUNDS" for a payment date shall be the sum of the Available Collections and the Reserve Account Excess Amount.

         "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York or the State of Texas are authorized by law, regulation or executive order to be closed.

         "CERTIFICATE BALANCE" means, with respect to the certificates, initially, $____________ and, thereafter, means the initial certificate balance of the certificates, reduced by all amounts allocable to principal previously distributed to the certificateholders.

         "CLEARSTREAM" means Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg.

         "CLOSING DATE" means _________________.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLECTION ACCOUNT" means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

         "COLLECTION PERIOD" means, with respect to the first payment date, the calendar month ending on _________________, and with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

         "CONTRACT RATE" means the per annum interest borne by a receivable.

         "CUT-OFF DATE" means the date as of which the seller will transfer the receivables to the trust, which is _________________.

         "DEFAULTED RECEIVABLE" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

         "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "FEDERAL TAX COUNSEL" means Brown & Wood LLP.

         "FINAL SCHEDULED PAYMENT DATE" for each class of notes and certificates means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

         "INDENTURE TRUSTEE" means _________________, a ________________, as indenture trustee under the indenture.

         "LIQUIDATION PROCEEDS" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle sold after repossession, on a defaulted receivable net of any payments required by law to be remitted to the Obligor.

         "OWNER TRUSTEE" means _________________, a Delaware _________________, as owner trustee under the trust agreement under which the trust is formed.

         "PAYMENT DATE" means the date on which the trust will pay interest and principal on the notes and certificates, which will be the __________ day of each month or, if any such day is not a Business Day, on the next Business Day, commencing _________________.

         "RECORD DATE" with respect to any payment date means the day immediately preceding the payment date or, if the securities are issued as Definitive Securities, the last day of the preceding month.

         "RESERVE ACCOUNT" means the account which the servicer will establish pursuant to the sale and servicing agreement in the name of the indenture trustee into which the trust will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

         The "Reserve Account Excess Amount", with respect to any payment date, means the amount equal to the excess, if any, of --

          o the amount of cash or other immediately available funds in the Reserve Account on that payment date, prior to giving effect to any withdrawals from the Reserve Account relating to that payment date, over

          o    the Specified Reserve Balance with respect to that payment date.

         "RESERVE INITIAL DEPOSIT" means the $_________________ initially deposited into the Reserve Account.

         "SEC" means the Securities and Exchange Commission.

         "SERVICING FEE" means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of 1/12 of ___% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

         "SPECIFIED RESERVE BALANCE" means the lesser of (a) ___% of the outstanding principal balance of the receivables and (b) ___% of the principal balance of the receivables as of the Cut-off Date.

         "SUPPLEMENTAL SERVICING FEE" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period. The servicer does not currently collect such fees and expenses from obligors, but may do so in the future.

         The "Total Required Payment", with respect to any payment date, means the sum of--

          (1) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (2) all interest payable on the notes, including any accrued interest and interest on accrued interest;

          (3) all interest distributable on the certificates, including any accrued interest and interest on accrued interest;

          (4) the sum of (i) all principal collected on the receivables during the related Collection Period and (ii) the aggregate principal balance (net of liquidation proceeds received during that Collection Period applied to principal) of all receivables that were designated as defaulted receivables during that Collection Period; and

          (5) if that payment date is a Final Scheduled Payment Date for a class of securities, the amount, if any, required to reduce the principal balance of that class of securities to zero after giving effect to the amount in clause (4).

However, following the acceleration of the notes after the occurrence of an Event of Default due to a failure to pay an amount due on the notes or certain insolvency events in respect of the trust, the TOTAL REQUIRED PAYMENT will EQUAL the sum of --

          o the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          o all interest payable on the notes, including any accrued interest thereon; and

          o the amount necessary to reduce the outstanding principal amount of the notes to zero.






Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting, in affect, to buy these securities in any state where the offer of sale is not permitted.


               Subject to completion, dated ___________ , 200__.


Prospectus Supplement to Prospectus Dated _____________, 200_

                             $____________________
                        USAA AUTO GRANTOR TRUST _______

                                  [USAA LOGO]

                           USAA FEDERAL SAVINGS BANK

                              SELLER AND SERVICER



BEFORE YOU PURCHASE        THE UNDERWRITERS ARE OFFERING THE FOLLOWING
ANY OF THESE               CERTIFICATES BY THIS PROSPECTUS SUPPLEMENT:
CERTIFICATES, BE
SURE YOU READ THIS                                                           CLASS A        CLASS B
PROSPECTUS                                                                CERTIFICATES   CERTIFICATES
SUPPLEMENT AND THE                                                        ------------   ------------
ATTACHED PROSPECTUS        Certificate Balance....................        $               $
ESPECIALLY THE RISK        Per Annum Interest Rate................                   %               %
FACTORS BEGINNING ON       Final Scheduled Payment Date...........
PAGE S-__ OF THIS          Initial Public Offering Price(1).......        $          %    $          %
PROSPECTUS SUPPLEMENT      Underwriting Discount..................        $          %    $          %
AND ON PAGE __ OF THE      Proceeds to Seller(1)(2)...............        $          %    $          %
PROSPECTUS.                _______________

A security is not a       (1) The price of the certificates will include interest accrued on the
deposit and neither the       certificates, if any, from _________________.
certificates nor the      (2) Before deducting expenses payable by the seller estimated to be
underlying motor vehicle      $______________.
loans are insured or
guaranteed by the FDIC
or any other governmental
authority.                 o  The trust will distribute interest and principal on the certificates on the ___th day of each month. The first payment date
These certificates are                              will be ________________.
issued by the trust. The   o  The Class B Certificates are subordinated to the Class A Certificates.
certificates are not
obligations of USAA
Federal Savings Bank or
any of its affiliates.

No one may use this
prospectus supplement to
offer and sell these
certificates unless it is
accompanied by the
prospectus.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                [UNDERWRITERS]

           The date of this prospectus supplement is _____________.

                               TABLE OF CONTENTS

READING THESE DOCUMENTS..................................S-3

SUMMARY OF TERMS OF THE CERTIFICATES.....................S-4

RISK FACTORS.............................................S-9

THE TRUST...............................................S-10

THE RECEIVABLES POOL....................................S-10

   Criteria Applicable to Selection of
     Receivables........................................S-11
   The Bank's Delinquency, Loan Loss and
     Recovery Information...............................S-15

HOW YOU CAN COMPUTE YOUR PORTION
  OF THE AMOUNT OUTSTANDING ON THE CERTIFICATES.........S-16

   The Factors Described Above Will Decline
     as the Trust Makes Payments on the
       Certificates.....................................S-16

MATURITY AND PREPAYMENT CONSIDERATIONS..................S-16

   Weighted Average Life of the Certificates............S-17

DESCRIPTION OF THE CERTIFICATES.........................S-21

   General..............................................S-21
   Distributions on Certificates........................S-21
   Statements to Certificateholders.....................S-24
   Subordination of Class B Certificates................S-24
   Optional Redemption..................................S-24
   Accounts.............................................S-25
   Servicing Compensation and Expenses..................S-25
   Rights Upon Event of Servicing Termination...........S-25
   Waiver of Past Events of Servicing Termination.......S-25
   Reserve Account......................................S-25

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................S-26

CERTAIN STATE TAX CONSEQUENCES..........................S-27

ERISA CONSIDERATIONS....................................S-27

   Class A Certificates.................................S-27
   Class B Certificates.................................S-27

UNDERWRITING............................................S-28

LEGAL OPINIONS..........................................S-30

GLOSSARY OF TERMS.......................................S-30

                            READING THESE DOCUMENTS

     We provide information on the certificates in two documents that offer varying levels of detail:

     1. Prospectus - provides general information, some of which may not apply to the certificates.

     2. Prospectus Supplement - provides a summary of the specific terms of the certificates.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered certificates described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-3 in this document and on page 4 in the prospectus to locate the referenced sections.

     The Glossary of Terms on page S-__ of this prospectus supplement and the Glossary of Terms on page __ in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

     You should rely only on information on the certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

     In this prospectus supplement, the terms "we," "us" and "our" refer to USAA Federal Savings Bank.

                     SUMMARY OF TERMS OF THE CERTIFICATES

     THE FOLLOWING SUMMARY IS A SHORT DESCRIPTION OF THE MAIN TERMS OF THE OFFERING OF THE CERTIFICATES. FOR THAT REASON, THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO FULLY UNDERSTAND THE TERMS OF THE OFFERING OF THE CERTIFICATES, YOU WILL NEED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS IN THEIR ENTIRETY.

ISSUER

USAA Auto Grantor Trust ____ will acquire, in exchange for the issuance of its certificates, a pool of motor vehicle installment loans, which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the certificates. The trust will be solely liable for the payment of the certificates.

OFFERED CERTIFICATES

The following certificates are being offered by this prospectus supplement:

    $____________ Class A ____% Asset Backed Certificates

    $____________ Class B ____% Asset Backed Certificates

CLOSING DATE

The trust expects to issue the certificates on __________________.

SELLER AND SERVICER

USAA Federal Savings Bank.

TRUSTEE

___________________.

PAYMENT DATES

On the ___th day of each month (or if the ___th day is not a business day, the next business day), the trust will distribute interest and principal on the certificates.

FIRST PAYMENT DATE

The first payment date will be _________________.

RECORD DATES

On each payment date, the trust will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day immediately preceding the payment date. If definitive certificates are issued for the certificates, the record date will be the last day of the month immediately preceding the payment date.

INTEREST RATES

The trust will distribute interest on each class of certificates at the per annum rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

"30/360", accrued from the __th day of the previous month (or the closing date in the case of the first payment date) to the __th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on a class of certificates on each payment date will be the product of:

1.  the outstanding certificate balance of that class;

2.  the interest rate for that class; and

3.  30 (or in the case of the first payment date, _____) divided by 360.

FOR A MORE DETAILED DESCRIPTION OF THE PAYMENT OF INTEREST, REFER TO THE SECTIONS OF THIS PROSPECTUS SUPPLEMENT ENTITLED "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS."

PRIORITY OF DISTRIBUTIONS

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account, the trust will distribute the following amounts on each payment date in the following order of priority, after reimbursement of advances made in prior months by the servicer for interest payments due from obligors but not received:

          (1)  SERVICING FEE-- the servicing fee payable to the servicer;

          (2) ____ CLASS A CERTIFICATE INTEREST -- accrued and unpaid interest on the Class A Certificates distributable to the holders of those certificates;

          (3) ____ CLASS B CERTIFICATE INTEREST -- accrued and unpaid interest on the Class B Certificates distributable to the holders of those certificates;

          (4) CLASS A PRINCIPAL - principal in the amount described in this prospectus supplement to the Class A Certificateholders;

          (5) CLASS B PRINCIPAL - principal in the amount described in this prospectus supplement to the Class B Certificateholders;

          (6) any remaining amount will be deposited in the reserve account until the amount on deposit in the reserve account equals the required amount; and

          (7)  any remaining amount will be distributed to the seller.

FOR A MORE DETAILED DESCRIPTION OF THE FUNDS AVAILABLE TO THE TRUST TO MAKE DISTRIBUTIONS, THE PRIORITY OF DISTRIBUTIONS AND THE ALLOCATION OF FUNDS ON EACH PAYMENT DATE, YOU SHOULD REFER TO "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

The credit enhancement for the certificates will be as follows:

SUBORDINATION OF PRINCIPAL AND INTEREST
---------------------------------------

Payments of interest on the Class B Certificates will be subordinated to payments of interest on the Class A Certificates. Payments of principal on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates.

RESERVE ACCOUNT
---------------

On the closing date, the seller will deposit $______________ to the reserve account for the trust.

On each payment date, if collections on the receivables are insufficient to distribute the first five items listed in "Priority of Distributions" above, the trustee will withdraw funds from the reserve account, to the extent available, to distribute such amounts in full.

The balance required to be on deposit in the reserve account will be the lesser of (a) _______ % of the outstanding principal balance of the receivables and (b) __% of the principal balance of the receivables as of
_________.

On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance to the seller.

FOR A MORE DETAILED DESCRIPTION OF THE DEPOSITS TO AND WITHDRAWALS FROM THE RESERVE ACCOUNT, YOU SHOULD REFER TO "DESCRIPTION OF THE CERTIFICATES -- RESERVE ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL PREPAYMENT

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is __% or less of the aggregate principal balance of the receivables as of _________. The purchase price will equal the outstanding principal balance of the receivables plus accrued and unpaid interest thereon at the weighted average interest rate for the certificates. The trust will apply such payment to the payment of the certificates in full.

FINAL SCHEDULED PAYMENT DATES

The trust is required to distribute the entire principal amount of each class of certificates, to the extent not previously paid, on the respective Final Scheduled Payment Dates specified on the cover page of this prospectus supplement.

PROPERTY OF THE TRUST

The property of the trust will include the following:

     the receivables and the collections on the receivables on or after ___________;

     security interests in the vehicles financed by the receivables;

     bank accounts (other than the reserve account); and

     rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

COMPOSITION OF THE RECEIVABLES

The composition of the receivables as of ________________ is as follows:

o Aggregate Principal
  Balance................   $
o Number of
  Receivables............
o Average Principal
  Balance................   $
      (Range)............   $      to $
o Average Original
  Amount Financed........   $
      (Range)............   $      to $
o Weighted Average
  Contract Interest

  Rate...................       %
      (Range)............       % to
                                %
o Weighted Average
  Original Term..........      months

      (Range)............      months to
                               months
o Weighted Average
  Remaining Term.........      Months

      (Range)............      month to
                               months


SERVICER OF THE RECEIVABLES

The trust will pay the servicer a servicing fee on each payment date equal to 1/12 of ___% of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late fees and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into the collection account.

RATINGS

It is a condition to the issuance of the certificates that:

     the Class A Certificates be rated in the [highest] long-term rating category by at least two nationally recognized rating agencies; and

     [the Class B Certificates] be rated "____" or its equivalent by at least
          [two] nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates according to their terms. A rating agency rating the certificates may lower or withdraw its rating in the future, in its discretion, as to any class of the certificates.

MINIMUM DENOMINATIONS

$1,000 and integral multiples thereof

REGISTRATION, CLEARANCE AND SETTLEMENT

Book-entry through DTC/Clearstream/
Euroclear

TAX STATUS

OPINIONS OF COUNSEL
-------------------

Brown & Wood LLP will deliver its opinion that for federal income tax purposes the trust will be characterized as a grantor trust and not as an association (or a publicly traded partnership) taxable as a corporation.

ERISA CONSIDERATIONS

CLASS A

CERTIFICATES      ______ The Class A Certificates are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus.

CLASS B

CERTIFICATES      ______ The Class B Certificates may not be acquired by an
                  employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the Class B Certificates subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

INVESTOR INFORMATION -- MAILING ADDRESS AND TELEPHONE NUMBER

The mailing address of the principal executive offices of USAA Federal Savings Bank is 10750 McDermott Freeway, San Antonio, Texas 78288. Its telephone number is (210) 498-2265.

                                 RISK FACTORS

        You should consider the following risk factors in deciding whether to purchase any of these certificates.

CLASS B CERTIFICATES ARE
SUBJECT TO GREATER CREDIT RISK
BECAUSE THE CLASS B
CERTIFICATES ARE SUBORDINATE TO   The Class B Certificates bear greater credit
THE CLASS A CERTIFICATES          __________ risk than the Class A Certificates
                                  because payments of interest and principal on the Class B Certificates are subordinated to payments of interest and principal on the Class A Certificates.

GEOGRAPHIC CONCENTRATION MAY
RESULT IN MORE RISK TO YOU        The servicer's records indicate that the
                                  billing addresses of the obligors of the receivables as of ____________ were in the following states:

                                                                  PERCENTAGE OF
                                                                    AGGREGATE
                                                                    PRINCIPAL
                                                                     BALANCE
                                                                  -------------
                                  [           ]...............        %
                                  [           ]...............        %
                                  [           ]...............        %
                                  [           ]...............        %
                                  No other state, by those billing addresses, constituted more than 5% of the balance of the receivables as of _____________.
                                  Economic conditions or other factors
                                  affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

                                   THE TRUST

     The seller will establish the USAA Auto Grantor Trust _____ by assigning the receivables to the trust in exchange for the % Automobile Loan Pass-Through Certificates, Class A (the "CLASS A CERTIFICATES") and the % Automobile Loan Pass-Through Certificates, Class B (the "CLASS B CERTIFICATES"). Each certificate will represent a fractional undivided interest in the trust. The trust property will include a pool of [fixed rate simple interest] motor vehicle installment loans for the purchase of new and used automobiles and light-duty trucks. The trust property will also include:

     o all monies received on the receivables on or after _____ (the "CUT-OFF DATE");

     o        security interests in the financed vehicles;

     o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     o the seller's rights to certain documents and instruments relating to the receivables;

     o such amounts as from time to time may be held in the accounts maintained for the trust;

     o certain payments and proceeds with respect to the receivables held by the servicer;

     o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

     o        any proceeds of the above items.

     The trust will be formed for this transaction pursuant to the pooling and servicing agreement and prior to formation will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the receivables, issuing the certificates, distributing payments thereon and as otherwise described herein and as provided in the pooling and servicing agreement. The trust will not acquire any contracts or assets other than the trust property described above.

                             THE RECEIVABLES POOL

     The trust will own a pool of receivables consisting of motor vehicle installment loans secured by security interests in the motor vehicles financed by those contracts. The pool will consist of the receivables which the seller transfers to the trust on the closing date. The receivables will include payments on the receivables which are made on or after the Cut-off Date.

CRITERIA APPLICABLE TO SELECTION OF RECEIVABLES.

     The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

     o has a remaining maturity, as of the Cut-off Date, of at least ____ months and not more than ___ months;

     o with respect to loans secured by new financed vehicles, had an original maturity of at least ____ months and not more than ____ months; with respect to loans secured by used financed vehicles, had an original maturity of at least _____ months and not more than ____ months;

     o is a fully-amortizing, fixed rate simple interest loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and has a [simple interest] contract rate (a "CONTRACT RATE") that equals or exceeds ____% per annum, is not secured by any interest in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cut-off Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

     o is secured by a financed vehicle that, as of the Cut-off Date, had not been repossessed without reinstatement;

     o has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

     o    has no payment more than ____ days past due as of the Cut-off Date;
          and

     o has a remaining principal balance, as of the Cut-off Date, of at least $___________.

     No selection procedures believed by the seller to be adverse to the certificateholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than ____________________ .

     The composition of the receivables as of the Cut-off Date is as follows:

                  o Aggregate Principal
                    Balance................   $
                  o Number of
                    Receivables............
                  o Average Principal
                    Balance................   $
                    (Range)................   $      to $
                  o Average Original
                    Amount Financed........   $
                    (Range)................   $      to $
                  o Weighted Average
                    Contract Rates.........       %
                    (Range)................       % to
                                                  %
                  o Weighted Average
                    Original Term..........      months
                    (Range)................      months to
                                                 months
                  o Weighted Average
                    Remaining Term.........      Months
                    (Range)................      month to
                                                 months

     The geographical distribution and distribution by Contract Rate of the receivables pool as of the Cut-off Date are set forth in the following tables.

       GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE



                                                                                                   PERCENTAGE
                                        PERCENTAGE OF                                                  OF
                                          AGGREGATE                                                AGGREGATE
                 NUMBER OF   PRINCIPAL    PRINCIPAL                       NUMBER OF    PRINCIPAL   PRINCIPAL
STATE (1)        RECEIVABLES  BALANCE    BALANCE (2)     STATE (1)       RECEIVABLES    BALANCE    BALANCE (2)
--------------   ----------- ---------  ------------     -------------   ------------  ---------   -----------
Alabama........                                          Montana.......
Alaska.........                                          Nebraska......
Arizona........                                          Nevada........
Arkansas.......                                          New Hampshire.
California.....                                          New Jersey....
Colorado.......                                          New Mexico....
Connecticut....                                          New York......
Delaware.......                                          North Carolina
District of
Columbia.......                                          North Dakota..
Florida........                                          Ohio..........
Georgia........                                          Oklahoma......
Hawaii.........                                          Oregon........
Idaho..........                                          Pennsylvania..
Illinois.......                                          Rhode Island..
Indiana........                                          South Carolina
Iowa...........                                          South Dakota..
Kansas.........                                          Tennessee.....
Kentucky.......                                          Texas.........
Louisiana......                                          Utah..........
Maine..........                                          Vermont.......
Maryland.......                                          Virginia......
Massachusetts..                                          Washington....
Michigan.......                                          West Virginia.
Minnesota......                                          Wisconsin.....
Mississippi....                                          Wyoming.......
Missouri.......
--------------

(1) Based on the billing addresses of the obligors as of the Cut-off Date.
(2) May not add to 100% due to rounding.

               DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES
                            AS OF THE CUT-OFF DATE


                                                                                     >
                                                                                  PERCENTAGE OF
                                                                                    AGGREGATE
                                              NUMBER OF                             PRINCIPAL
CONTRACT RATE                                RECEIVABLES     PRINCIPAL BALANCE     BALANCE (1)
-------------                                -----------     -----------------    -------------
1.90 to 1.99%..........................
2.00 to 2.49...........................
2.50 to 2.99...........................
3.00 to 3.49...........................
3.50 to 3.99...........................
4.00 to 4.49...........................
4.50 to 4.99...........................
5.00 to 5.49...........................
5.50 to 5.99...........................
6.00 to 6.49...........................
6.50 to 6.99...........................
7.00 to 7.49...........................
7.50 to 7.99...........................
8.00 to 8.49...........................
8.50 to 8.99...........................
9.00 to 9.49...........................
9.50 to 9.99...........................
10.00 to 10.49.........................
10.50 to 10.99.........................
11.00 to 11.49.........................
11.50 to 11.99.........................
12.00 to 12.49.........................
12.50 to 12.99.........................
13.00 to 13.49.........................
13.50 to 13.99.........................
14.00 to 14.49.........................
14.50 to 14.99.........................
15.00 to 15.49.........................
15.50 to 15.99.........................
16.00 to 16.49.........................
16.50 to 16.99.........................
17.00 to 17.49.........................
17.50 to 17.99.........................
18.00 to 18.49.........................
18.50 to 18.99.........................
19.00 to 19.49.........................
19.50 to 19.99.........................
20.00..................................
Totals.................................
--------------
(1) May not add to 100.00% due to rounding.


THE BANK'S DELINQUENCY, LOAN LOSS AND RECOVERY INFORMATION

     The following tables set forth information with respect to the Bank's experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of motor vehicle loans originated and serviced by the Bank. The portfolio of motor vehicle loans originated and serviced by the Bank during the periods shown includes both fixed rate motor vehicle loans and variable rate motor vehicle loans. The Bank does not maintain separate records with respect to fixed rate motor vehicle loans and variable rate motor vehicle loans regarding delinquency, loan loss and recovery experience. The receivables include only fixed rate motor vehicle loans. The following tables also include information with respect to certain consumer loans which are not motor vehicle loans. These other consumer loans did not exceed 10% of outstandings as of any of the dates shown in the following tables. The Bank believes that the inclusion of variable rate motor vehicle loans and the consumer loans has an immaterial effect on the information set forth in the following tables with respect to the Bank's experience relating to delinquencies, loan losses and recoveries on its fixed rate motor vehicle loans.

                            DELINQUENCY EXPERIENCE

                                                                    AT DECEMBER 31,
                 ------------------------------------------------------------------------------------------------------------------
                            1999                    1998                   1997                 1996                  1995
                 ----------------------   --------------------   --------------------  -------------------   ----------------------
                     DOLLARS     NUMBER     DOLLARS    NUMBER      DOLLARS    NUMBER    DOLLARS     NUMBER    DOLLARS      NUMBER
                      (IN          OF         (IN         OF         (IN         OF        (IN       OF        (IN           OF
                      000S)      LOANS       000S)      LOANS       000S)      LOANS      000S)     LOANS      000S)        LOANS
                 ----------------------   --------------------   --------------------  -------------------   ----------------------
  Outstandings.    $3,661,825   283,810   $2,802,144  234,281   $2,076,318   186,560   $1,687,922  159,812   $1,454,843   145,246
  Delinquencies
  over
  30 days(1)(2)       $16,927     1,689      $12,297    1,366       $7,028       871       $8,634    1,082         $580     2,338
  Delinquencies
  over
  30 days (%)(3)        0.46%     0.60%        0.44%    0.58%        0.34%     0.47%        0.51%    0.68%        0.34%     0.40%


    (1)     Delinquencies include principal amounts only.
    (2) The period of delinquency is based on the number of days payments are contractually past due.
    (3)     As a percent of outstandings.

                                          LOAN LOSS EXPERIENCE



                                                              YEAR ENDED DECEMBER 31,
                                             -----------------------------------------------------------
                                                1999         1998        1997        1996       1995
                                                ----         ----        ----        ----       ----
                                                                        (DOLLARS IN 000S)

    Number of Loans(1) ..................       283,810     234,281      186,560    159,812     145,246
    Period Ending Outstandings...........    $3,661,825  $2,802,144   $2,076,318 $1,687,922  $1,454,843
    Average Outstandings(2) .............    $3,281,001  $2,375,294   $1,867,280 $1,527,686  $1,298,116
    Number of Gross Charge-Offs .........         1,438         874          797        805         422
    Gross Charge-Offs(3).................       $16,066      $9,311       $6,157     $4,131      $2,244
    Gross Charge-Offs as a % of Period End         0.44%       0.33%        0.30%      0.24%       0.15%
    Outstandings.............................
    Gross Charge-Offs as a % of Average            0.49%       0.39%        0.33%      0.27%       0.17%
    Outstandings.............................
    Recoveries(4)........................        $7,296      $4,856       $2,158     $1,068        $683
    Net Charge-Offs(5)...................        $8,770      $4,455       $3,999     $3,063      $1,561
    Net Charge-Offs as a % of Period End           0.24%       0.16%        0.19%      0.11%       0.11%
    Outstandings.............................
    Net Charge-Offs as a % of Average              0.27%       0.19%        0.21%      0.20%       0.12%
    Outstandings.............................

----------
(1)   Number of loans as of period end.

(2) Averages were computed by taking an average of daily outstandings for the loans owned by the Bank combined with an average of month-end outstandings for the loans sold and still serviced by the Bank for each period presented.

(3) Prior to July 1997, the amount charged off is the remaining principal balance less proceeds from the sale of repossessed vehicles or, in the case of repossessed vehicles which have not yet been sold, the remaining principal balance less estimated proceeds from the sale of such repossessed vehicles. As of July 1997, amounts charged off represent the remaining principal balance.

(4) Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off. Prior to July 1997, the proceeds realized in connection with the sale of the financed vehicles are not included in recoveries.

(5) Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.

      The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligations will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss experience of the trust with respect to its receivables will be similar to that set forth above.

                HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                        OUTSTANDING ON THE CERTIFICATES

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the certificate balance outstanding on your class of certificates.

     HOW THE SERVICER COMPUTES THE FACTOR FOR YOUR CLASS OF CERTIFICATES. The servicer will compute a separate factor for each class of certificates. The factor for a class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to that class of certificates indicating the remaining certificate balance of that class of certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on such payment date, as a fraction (expressed as a decimal) of the initial certificate balance of that class of certificates.

     YOUR PORTION OF THE OUTSTANDING CERTIFICATE BALANCE OF YOUR CERTIFICATES. For each certificate you own, your portion of your class certificates is the product of--

     o    the original denomination of your certificate; and

     o the factor relating to your class certificates computed by the servicer in the manner described above.

THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE CERTIFICATES

     The factor for each class of certificates above will initially be
1.0000000. They will then decline to reflect reductions, as applicable, in the outstanding certificate balance of the applicable class of certificates. These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the certificates is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, on each payment date, no principal payments will be made on the Class B Certificates until the amount of interest and principal due on the Class A Certificates has been paid.

     Since the rate of payment of principal of each class of certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of either class of certificates could occur significantly earlier than the Final Scheduled Payment Date.

     WE CANNOT ASSURE YOU THAT YOUR CERTIFICATES WILL BE REPAID ON THE FINAL SCHEDULED PAYMENT DATE. We expect that final payment of each class of certificates will occur on or prior to the Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of certificates in full on or prior to the Final Scheduled Payment Date. If sufficient funds are not available, the final distribution in respect of each class of certificates could occur later than such date.

     THE LEVEL OF PREPAYMENTS OF THE RECEIVABLES AND REQUIRED PURCHASES BY THE SELLER AND THE SERVICER ARE UNPREDICTABLE AND MAY AFFECT PAYMENTS ON THE CERTIFICATES. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables and thus the outstanding certificate balances of the certificates more quickly than expected and thereby reduce anticipated aggregate interest payments on the certificates. The certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     RISKS OF SLOWER OR FASTER REPAYMENTS. You should consider--

     o in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

     o in the case of certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment on the certificates could occur significantly earlier than the Final Scheduled Payment Date. The certificateholders will exclusively bear any reinvestment risk associated with early payment of their certificates.

     The table (the "ABS TABLE") captioned "Percent of Initial Certificate Balance" at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that --

     o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

     o payments on the certificates are made on each payment date (and each payment date is assumed to be the ____day of the applicable month);

     o the balance in the Reserve Account on each payment date is equal to the Specified Reserve Account Balance; and

     o the servicer does not exercise its option to purchase the receivables.

     The ABS Table indicates the projected weighted average life of each class of certificates and sets forth the percent of the initial certificate balance of each class of certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

     The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of ________________.



                                                   CONTRACT    ORIGINAL TERM    REMAINING TERM
                                  AGGREGATE         RATE OF     TO MATURITY       TO MATURITY
POOL                          PRINCIPAL BALANCE    INTEREST     (IN MONTHS)       (IN MONTHS)
1........................
2........................
3........................
4........................
5........................
6........................
7........................
8........................
9........................
10.......................
11.......................
12.......................
13.......................
14.......................
15.......................
16.......................
17.......................
18.......................


        The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of certificates.

              PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                   CLASS A CERTIFICATES AND
                                                     CLASS B CERTIFICATES

                            PAYMENT DATE            %      %      %      %
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            ....................
                            Weight Average Life (1)
                            Weight Average Life
                              to Optional
                              Repurchase (1)(2)

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial certificate balance of the certificate.

(2) This calculation assumes the servicer purchases the receivables on the first payment date on which it is permitted to do so.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        DESCRIPTION OF THE CERTIFICATES

     We have filed a form of the pooling and servicing agreement as an exhibit to the registration statement of which the prospectus is a part. A copy of the pooling and servicing agreement will be filed with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the pooling and servicing agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any series and the related pooling and servicing agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

GENERAL

     The certificates will be Book-Entry Securities. Definitive Certificates for the certificates will be issued only in the limited circumstances specified under "Certain Information Regarding the Securities--Definitive Securities" in the prospectus. Distributions on the certificates on a payment date will be made to persons who were the holders of record on the Record Date. You may purchase certificates in denominations of $1,000 and integral multiples thereof.

DISTRIBUTIONS ON CERTIFICATES

     DEPOSITS TO COLLECTION ACCOUNT. The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if the Bank is no longer the servicer or (3) if one of the other conditions set forth in the pooling and servicing agreement is not met.

     On or before the __th day of each month or, if such __th day is not a Business Day, the preceding Business Day, the servicer will inform the trustee of the following amounts with respect to the preceding Collection Period:

     (1) the amount of aggregate collections on the receivables, including all liquidation proceeds and recoveries;

     (2)  the aggregate amount of Advances to be remitted by the servicer;

     (3) the aggregate Purchase Amount for the receivables to be repurchased by the seller or purchased by the servicer;

     (4)  the aggregate amount to be withdrawn from the Reserve Account;

     (5) the aggregate amount to be distributed as principal and interest on the certificates; and

     (6)  the Servicing Fee.

     On or before the Business Day preceding each payment date:

     (a) the servicer will cause all collections on the receivables, liquidation proceeds and recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts for the receivables to be purchased by the servicer on that date;

     (b) the seller will deposit into the Collection Account all Purchase Amounts of receivables to be repurchased by the seller on that date; and

     (c) the servicer will deposit all Advances for the payment date into the Collection Account.

     On each payment date the servicer will allocate collections and Advances for the preceding calendar month (the "COLLECTION PERIOD") to Available Interest and Available Principal. The amounts represented by those terms are more precisely described in the section "Glossary of Terms" in this prospectus supplement. In general, Available Interest for a Collection Period includes interest collections on the receivables (including the interest portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period) and recoveries on receivables that were designated as defaulted receivables prior to that Collection Period, MINUS reimbursements to the servicer of its outstanding Advances. Available Principal for a Collection Period includes principal collections on the receivables (including the principal portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period). A receivable will be designated as a "defaulted receivable" when the servicer determines that it is unlikely to be paid in full or when at least 5% of a scheduled payment is 120 or more days delinquent at the end of a Collection Period.

     The servicer will be entitled to receive reimbursements of its outstanding Advances as described under the section entitled "Description of the Receivables Transfer and Servicing Agreements--Advances" in the prospectus. We refer you to that section.

     DISTRIBUTIONS. On each payment date the trustee will make the following deposits and distributions, to the extent of Available Interest and any available funds in the Reserve Account (net of investment earnings) remaining after such reimbursements (and, to the extent indicated in clause (2) below, the Class B Percentage of Available Principal), in the following order of priority:

     (1) to the servicer, first from Available Interest and then, if necessary, from any such funds in the Reserve Account, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

     (2) to the distribution account for the Class A Certificateholders, first from Available Interest, then, if necessary, from any such funds in the Reserve Account, and finally, if necessary, from the Class B Percentage of Available Principal, interest distributable on the Class A Certificates for such payment date; and

     (3) to the distribution account for the Class B Certificateholders, first from Available Interest and then, if necessary, from any such funds in the Reserve Account, the interest distributable on the Class B Certificates for such payment date.

     The interest distributable on a class of certificates on a payment date will accrue on its certificate balance at the applicable per annum rate set forth on the cover of this prospectus supplement from and including the prior payment date (or the closing date in the case of the first payment date) to but excluding the current payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     On each payment date, the trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and any such funds in the Reserve Account (to be applied in that order of priority) remaining after the application of clauses (1), (2) and (3) above, in the following order of priority:

     (4) to the distribution account for the Class A Certificateholders, the Class A Principal Distribution for such payment date;

     (5) to the distribution account for the Class B Certificateholders, the Class B Principal Distribution for such payment date;

     (6) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

     (7)  to the seller, any amounts remaining.

     On each payment date, the trustee will distribute (i) to the Class A Certificateholders, all amounts on deposit in the distribution account for the Class A Certificateholders and (ii) to the Class B Certificateholders, all amounts on deposit in the distribution account for the Class B
Certificateholders.

     The CLASS A PRINCIPAL DISTRIBUTION for a payment date will equal the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior payment date and the Class A Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

     The CLASS B PRINCIPAL DISTRIBUTION for a payment date will equal the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses, (ii) the Class B Percentage of the Available Principal for any prior payment date and the Class B Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

     The CLASS B PERCENTAGE is ___% and the CLASS A PERCENTAGE is _____%.

     REALIZED LOSSES for any Collection Period will be the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period OVER liquidation proceeds received with respect to such receivables during such Collection Period and allocable to principal.

STATEMENTS TO CERTIFICATEHOLDERS

     On each payment date, the trustee will include with each distribution to each certificateholder a statement setting forth the applicable information under the heading "Certain Information Regarding the Securities--Reports to Securityholders" in the prospectus.

     The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the certificates in accordance with DTC procedures. Copies of such statements may be obtained by beneficial owners of certificates by a request in writing addressed to the trustee at its corporate trust office at _____________.

SUBORDINATION OF CLASS B CERTIFICATES

     The rights of the Class B Certificateholders to receive distributions of interest are subordinated to the rights of Class A Certificateholders to receive payments of interest and principal. In addition, on each payment date the Class B Certificateholders will not receive a distribution of principal until the Class A Certificateholders have received their distribution of principal. This subordination is effected by the allocation of funds set forth under "--Distributions on Certificates" above.

OPTIONAL REDEMPTION

     If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to 10% or less of the aggregate principal balance of the receivables as of the Cut-off Date, you will receive an amount in respect of your certificates equal to the sum of:

     o the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for your certificates; and

     o interest on any past due interest at the rate of interest for your certificates, to the extent lawful.

     See "Description of the Receivables Transfer and Servicing Agreements -- Termination" in the prospectus.

ACCOUNTS

     In addition to the Collection Account,

     o the trustee will establish a distribution account for the benefit of the Class A Certificateholders;

     o the trustee will establish a distribution account for the benefit of the Class B Certificateholders; and

     o the seller will establish and will maintain the Reserve Account at an Eligible Institution in the name of _______________ (the "Collateral Agent") on behalf of the certificateholders.

     The Reserve Account and the funds in the Reserve Account will not be property of the trust, but will be pledged to the Collateral Agent for the benefit of certificateholders.

SERVICING COMPENSATION AND EXPENSES

     On each payment date the servicer is entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates. The Servicing Fee will be paid only to the extent of Available Interest for such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, the trustee or holders of certificates evidencing not less than 25% of the aggregate principal balance of the receivables may remove the servicer without the consent of any of the other certificateholders.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, holders of certificates evidencing at least a majority of the aggregate principal balance of the receivables, subject to the exceptions provided in the pooling and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other certificateholders.

RESERVE ACCOUNT

     DEPOSITS TO THE RESERVE ACCOUNT. The Reserve Account will be funded by a deposit by the seller on the closing date in the amount of $________________. The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Account Balance by deposits of funds withdrawn from the Collection Account to the extent available as described under "--Distribution on the Certificates -- Distributions" above. The "SPECIFIED RESERVE ACCOUNT BALANCE" will equal the lesser of (a) ____% of the outstanding principal balance of the receivables and (b) ____% of the principal balance of the receivables as of the Cut-off Date.

     WITHDRAWALS FROM THE RESERVE ACCOUNT. On each payment date, the amount available in the Reserve Account will equal the lesser of (a) the amount on deposit in the Reserve Account and (b) the Specified Reserve Account Balance. The funds on deposit in the Reserve Account may be deposited into the Collection Account to the extent described under "-- Distributions on the Certificates -- Distributions" above. Funds on deposit in the Reserve Account in excess of the Specified Reserve Account Balance will be paid to the seller.

     INVESTMENT. Amounts on deposit in the Reserve Account will be invested by the Collateral Agent at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the certificates confirms that such actions will not adversely affect its ratings of the certificates, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

     FUNDS IN THE RESERVE ACCOUNT WILL BE LIMITED. Amounts on deposit in the Reserve Account from time to time are available to--

     o enhance the likelihood that you will receive the amounts due on your certificates; and

     o decrease the likelihood that you will experience losses on your certificates.

     However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Account Balance. If the amount required to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Account, a shortfall in the amounts distributed to the certificateholders could result. Depletion of the Reserve Account ultimately could result in losses on your certificates.

     After the payment in full, or the provision for such payment of all accrued and unpaid interest on the certificates and the outstanding certificate balance of the certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Brown & Wood LLP, counsel for the Bank and Federal Tax Counsel for the trust, for federal income tax purposes, the trust will be a grantor trust and will not be treated as an association (or a publicly traded partnership) taxable as a corporation. See "Certain Federal Income Tax Consequences -- Trusts Treated as Grantor Trusts" in the prospectus.

                        CERTAIN STATE TAX CONSEQUENCES

     The tax discussion in the prospectus does not address the tax treatment of the trust, the certificates or the certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your certificates.

                             ERISA CONSIDERATIONS

     For a general discussion of ERISA considerations in respect of the certificates, we refer you to the section entitled "ERISA Considerations" in the prospectus.

CLASS A CERTIFICATES

     The U.S. Department of Labor has granted an individual administrative exemption to [name of lead underwriter] (Prohibited Transaction Exemption ____, as amended, Exemption Application No. ________, 55 Fed. Reg. ___ (1990)) (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to motor vehicle installment loans such as the receivables owned by the trust. A "Plan" is an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations -- Senior Certificates Issued by Trusts" in the prospectus.

     Before purchasing a Class A Certificate, a fiduciary of a Plan must satisfy itself that (i) the Class A Certificates are "certificates" for purposes of the Exemption and (ii) the general and specific conditions and requirements in the Exemption would be met in the case of the Class A Certificates.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the applicability of the Exemption, and the potential consequences in their specific circumstances, before making an investment in any of the certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

CLASS B CERTIFICATES

     Because the characteristics of the Class B Certificates will not meet the requirements of the Exemption and may not meet any other exemption issued under ERISA, a Plan may be engaging in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds Class B Certificates. Consequently, transfers of the Class B Certificates will not be registered by the trustee unless the trustee receives a deemed representation from the transferee of the Class B Certificate that:

     o the transferee is not a Plan or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

     o if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the certificates are covered under Sections I and III of PTE 95-60.

     This representation will be deemed to have been made to the trustee by the transferee's acceptance of a Class B Certificate. If the representation is not true, the attempted transfer or acquisition shall be void AB INITIO.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial certificate balances of Class A Certificates and Class B Certificates set forth opposite its name below:

                                                  CERTIFICATE       CERTIFICATE
                                                  BALANCE OF        BALANCE OF
                                                    CLASS A           CLASS B
   UNDERWRITERS                                  CERTIFICATES      CERTIFICATES
   ------------------------------------------    ------------      ------------

   .........................................
   .........................................
   .........................................
   .........................................
       Total................................

     The seller has been advised by the underwriters that they propose to offer the certificates to the public initially at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Certificates and Class B Certificates, the public offering prices may change.

     The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the certificate balance of each class of certificates and as an aggregate dollar amount, shall be as follows:


                               UNDERWRITING                       SELLING
                               DISCOUNT AND    NET PROCEEDS     CONCESSIONS      REALLOWANCE
                               COMMISSIONS     TO SELLER(1)    NOT TO EXCEED    NOT TO EXCEED
Class A Certificates......
Class B Certificates......
   Total..................

----------------
(1) Plus interest accrued on the certificates, if any, from ________ and before deducting other expenses estimated at $___________.

     Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

     If the underwriters create a short position in the certificates in connection with this offering (i.e., they sell more certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing certificates, as the case may be, in the open market.

     The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase certificates in the open market to reduce the underwriters' short position or to stabilize the price of such certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those certificates, as the case may be, as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The certificates are new issues of securities and there currently is no secondary market for the certificates. The underwriters for the certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Certificates or the Class B Certificates will develop. If a secondary market for the Class A Certificates or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your certificates.

     The trustee and the Collateral Agent may, from time to time, invest the funds in the Collection Account and the Reserve Account, as applicable, in investments acquired from or issued by the underwriters.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller and its affiliates.

     The seller has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closing of the sale of each class of the certificates is conditioned on the closing of the sale of the other class of certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                LEGAL OPINIONS

     Certain legal matters and federal income tax matters relating to the certificates will be passed upon for the seller and the servicer by Brown & Wood LLP. Certain legal matters relating to the certificates will be passed upon for the underwriters by Simpson Thacher & Bartlett.

                               GLOSSARY OF TERMS

     Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables
Pool--Weighted Average Life of the Certificates".

     "ABS TABLE" means the table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" beginning on page S-__ of this prospectus supplement.

     "AVAILABLE INTEREST" means, with respect to any payment date, the excess of (a) the sum of:

     o    Interest Collections for such payment date; and

     o    all Advances made by the servicer for such payment date,

OVER (b) the amount of Outstanding Advances to be reimbursed on or with respect to such payment date.

     "AVAILABLE PRINCIPAL" means, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period:

     o that portion of all collections on the receivables allocable to principal in accordance with the terms of the receivables and the servicer's customary servicing procedures;

     o to the extent attributable to principal, the Purchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during that Collection Period; and

     o all liquidation proceeds, to the extent allocable to principal, received during such Collection Period.

Available Principal on any payment date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

     "BOOK-ENTRY SECURITIES" means securities that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

     "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York or the State of Texas are authorized by law, regulation or executive order to be closed.

     "CERTIFICATES" means, collectively, the Class A Certificates and the Class B Certificates.

     "CERTIFICATE BALANCE" means, with respect to a class of certificates, the original certificate balance for that class as reduced by all prior distributions of principal to the holders of record of that class of certificates. The original certificate balance of each class of certificates is set forth on the cover of this prospectus supplement.

     "CLASS A CERTIFICATEHOLDERS" means the holders of record of Class A Certificates.

     "CLASS A CERTIFICATES" means the __% Automobile Loan Pass-Through Certificates, Class A.

     "CLASS A PERCENTAGE" means _____%.

     "CLASS A PRINCIPAL DISTRIBUTION" means, with respect to any payment date, the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior payment date and the Class A Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

     "CLASS B CERTIFICATEHOLDERS" means the holders of record of Class B Certificates.

     "CLASS B CERTIFICATES" means the __% Automobile Loan Pass-Through Certificates, Class B.

     "CLASS B PERCENTAGE" means _____%.

     "CLASS B PRINCIPAL DISTRIBUTION" means, with respect to any payment date, the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses, (ii) the Class B Percentage of the Available Principal for any prior payment date and the Class B Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

     "CLEARSTREAM" means Clearstream Bank, societe anonyme, a professional depository under the laws of Luxembourg.

     "CLOSING DATE" means ___________________.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL AGENT" means _______________________________________ and its successors and assigns as the collateral agent to which the funds and investments in the Reserve Account have been pledged for the benefit of the certificateholders.

     "COLLECTION ACCOUNT" means an account established pursuant to the pooling and servicing agreement, held in the name of the trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

     "COLLECTION PERIOD" means, with respect to a payment date, the calendar month preceding that payment date, or in the case of the initial payment date, the period from the Cut-off Date to ____________________________________ .

     "CONTRACT RATE" means the per annum interest rate borne by a receivable.

     "CUT-OFF DATE" means the date as of which the seller will transfer the receivables to the trust, which is ________________________ .

     "DEFAULTED RECEIVABLE" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

     "DEFINITIVE CERTIFICATES" means with respect to any class of certificates, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "FEDERAL TAX COUNSEL" means Brown & Wood LLP.

     "FINAL SCHEDULED PAYMENT DATE" means ___________________.

     "INTEREST COLLECTIONS" mean, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period:

     (1) that portion of all collections on the receivables allocable to interest in accordance with the terms of the receivables and the servicer's customary servicing procedures;

     (2) all liquidation proceeds, to the extent allocable to interest, received during such Collection Period;

     (3)  all recoveries received during such Collection Period; and

     (4) to the extent attributable to interest, the Purchase Amount with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during such Collection Period.

Interest Collections for any payment date shall exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

     "LIQUIDATION PROCEEDS" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle sold after repossession, on a defaulted receivable net of any payments required by law to be remitted to the obligor.

     "PAYMENT DATE" means the date on which the trust will distribute interest and principal on the certificates, which will be the _____ day of each month or, if any such day is not a Business Day, on the next Business Day, commencing ________________________.

     "PLAN" means an employee benefit or other plan or arrangement (such as an individual plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

     "REALIZED LOSSES" means, for any Collection Period, the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period OVER liquidation proceeds received with respect to those receivables during that Collection Period, to the extent allocable to principal.

     "RECORD DATE" with respect to any payment date means the day immediately preceding the payment date or, if the certificates are issued as Definitive Certificates, the last day of the preceding month.

     "RECOVERIES" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a defaulted receivable, all monies received by the servicer with respect to such defaulted receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the servicer in connection with the collection of such defaulted receivable and any payments required by law to be remitted to the obligor.

     "RESERVE ACCOUNT" means the account which the seller will establish in the name of the Collateral Agent into which the seller will deposit the Reserve Initial Deposit. The trustee will make the other deposits into and withdrawals from the Reserve Account as specified in this prospectus supplement.

     "RESERVE INITIAL DEPOSIT" means the $______________ initially deposited into the Reserve Account.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING FEE" means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of 1/12 of __% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

     "SPECIFIED RESERVE ACCOUNT BALANCE" means the lesser of--

     o    __% of the outstanding principal balance of the receivables; and

     o    __% of the principal balance of the receivables as of the Cut-off
          Date.

     "SUPPLEMENTAL SERVICING FEE" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period. The servicer does not currently collect such fees and expenses but may do so in the future.








Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2000

                                     (LOGO)

                                USAA AUTO TRUSTS
                               Asset Backed Notes
                           Asset Backed Certificates

                           USAA FEDERAL SAVINGS BANK
                              SELLER AND SERVICER


------------------------------
BEFORE YOU PURCHASE ANY OF
THESE SECURITIES, BE SURE TO
READ THE RISK FACTORS
BEGINNING ON PAGE OF THIS
PROSPECTUS AND THE RISK
FACTORS SET FORTH IN THE
RELATED PROSPECTUS SUPPLEMENT.

A security is not a deposit
and neither the securities nor
the underlying motor vehicle
installment loans are insured
or guaranteed by the FDIC or
any other governmental
authority.

The notes and the certificates
will represent obligations of
or interests in the trust only
and will not represent
obligations of or interests in
USAA Federal Savings Bank or
any of its affiliates.
------------------------------


                    EACH TRUST --

                    o will issue asset-backed notes and/or certificates in one or more classes, rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

                    o    will own--

                         --   a portfolio of motor vehicle installment loans;

                         --   collections on those loans;

                         -- security interests in the vehicles financed by those loans; and

                         --   funds in the accounts of the trust; and

                    o may have the benefit of some form of credit or payment enhancement.

                    The main sources of funds for making payments on a trust's securities will be collections on its motor vehicle installment loans and any that the trust may have.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------


                     The date of this prospectus is      , 2000

                               TABLE OF CONTENTS


READING THIS PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT...............................3
WHERE YOU CAN FIND ADDITIONAL INFORMATION...........3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....4
    Copies of the Documents.........................4
SUMMARY.............................................5
RISK FACTORS.......................................10
THE TRUSTS.........................................18
    The Receivables................................18
    The Trustee....................................19
USAA FEDERAL SAVINGS BANK..........................19
THE BANK'S PORTFOLIO OF MOTOR VEHICLE LOANS........20
THE RECEIVABLES POOLS..............................25
    We Will Provide More Specific Information
    About the Receivables in the Prospectus
    Supplement ....................................26
MATURITY AND PREPAYMENT CONSIDERATIONS.............26
USE OF PROCEEDS....................................27
PRINCIPAL DOCUMENTS................................27
PAYMENTS ON THE SECURITIES.........................29
CERTAIN INFORMATION REGARDING THE SECURITIES.......30
    Fixed Rate Securities..........................30
    Floating Rate Securities.......................30
    Book-Entry Registration........................31
    Definitive Securities..........................37
    Reports to Securityholders.....................37
THE INDENTURE......................................39
    The Indenture Trustee..........................45
DESCRIPTION OF THE RECEIVABLES TRANSFER AND
SERVICING AGREEMENTS...............................46
    Sale and Assignment of Receivables.............46
    Accounts.......................................48
    Servicing Procedures...........................49
    Collections....................................49
    Advances.......................................50
    Servicing Compensation and Expenses............50
    Distributions..................................51
    Credit and Payment Enhancement.................51
    Net Deposits...................................52
    Statements to Trustees and Trusts..............52
    Evidence as to Compliance......................52
    Certain Matters Regarding the Servicer.........53
    Events of Servicing Termination................54
    Rights Upon Event of Servicing Termination.....55
    Waiver of Past Events of Servicing Termination.55
    Amendment......................................55
    Payment of Notes...............................56
    Termination....................................56
    List of Certificateholders.....................57
    Administration Agreement.......................57
    Duties of Trustee..............................57
    The Trustee....................................58
SOME IMPORTANT LEGAL ISSUES RELATING TO
THE RECEIVABLES....................................58
    Security Interest in the Receivables...........58
    Security Interests in the Financed Vehicles....59
    Enforcement of Security Interests in
    Financed Vehicles..............................60
    Other Matters..................................61
CERTAIN FEDERAL INCOME TAX CONSEQUENCES............61
    TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS
    MADE ..........................................62
    Tax Characterization of the Trust as a
    Partnership....................................62
    Tax Consequences to Holders of the Notes.......62
    Tax Consequences to Holders of the
    Certificates ..................................65
    TRUSTS IN WHICH ALL CERTIFICATES ARE
    RETAINED BY THE SELLER OR AN AFFILIATE
    OF THE SELLER .................................70
    Tax Characterization of the Trust..............70
    TRUSTS TREATED AS GRANTOR TRUSTS...............71
    Tax Characterization of the Trust as a
    Grantor Trust..................................71
    FASIT PROVISIONS...............................76
CERTAIN STATE TAX CONSEQUENCES.....................79
ERISA CONSIDERATIONS...............................80
    Senior Certificates Issued by Trusts...........82
    Special Considerations Applicable to
    Insurance Company General Accounts.............85
PLAN OF DISTRIBUTION...............................86
LEGAL OPINIONS.....................................86
GLOSSARY OF TERMS FOR THE PROSPECTUS...............87

                 READING THIS PROSPECTUS AND THE ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

         We provide information on your securities in two separate documents that offer varying levels of detail:

          o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

          o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

         If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

         You will find a glossary of defined terms used in this prospectus on page __.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

         In this prospectus, the terms "we," "us" and "our" refer to USAA Federal Savings Bank.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

         USAA Federal Savings Bank, as the originator of each trust, has filed a registration statement with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

         You may inspect and copy the registration statement at:

          o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

          o the SEC's regional office at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and

          o the SEC's regional office at Seven World Trade Center, New York, New York 10048.

Also, the SEC maintains a Web site at HTTP://WWW.SEC.GOV containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

COPIES OF THE DOCUMENTS

         You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

          o    you received this prospectus and

          o you request such copies from USAA Federal Savings Bank, 10750 McDermott Freeway, San Antonio, Texas 78288 (Telephone:
               210-___-____).

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

                                    SUMMARY

         THE FOLLOWING SUMMARY IS A SHORT DESCRIPTION OF THE MAIN STRUCTURAL FEATURES THAT A TRUST'S SECURITIES MAY HAVE. FOR THAT REASON, THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU OR THAT DESCRIBES ALL OF THE TERMS OF A SECURITY. TO FULLY UNDERSTAND THE TERMS OF A TRUST'S SECURITIES, YOU WILL NEED TO READ BOTH THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT, IN THEIR ENTIRETY.

THE TRUSTS

A separate trust will be formed to issue each series of securities. Each trust will be created by an agreement between the seller and the trustee.

THE SELLER AND THE SERVICER

USAA Federal Savings Bank.

TRUSTEE

The prospectus supplement will name the trustee for the trust.

INDENTURE TRUSTEE

If a trust issues notes, the prospectus supplement will name the indenture trustee.

SECURITIES

A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

          o    its principal amount;

          o its interest rate, which may be fixed or variable or a combination;

          o the timing, amount and priority or subordination of payments of principal and interest;

          o    the method for calculating the amount of principal payments;

          o    its final payment date;

          o whether and when it may be redeemed prior to its final payment date; and

          o how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

          o principal payments with disproportionate, nominal or no interest payments or

          o interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities that is not being offered to the public.

OPTIONAL PREPAYMENT

Generally, the servicer will have the option to purchase the receivables of each trust on any payment date when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial principal balance. Upon such a purchase, the securities of that trust will be prepaid in full.

THE RECEIVABLES AND OTHER TRUST PROPERTY

The receivables of each trust will consist of a pool of motor vehicle installment loans made by the seller and secured by new and used automobiles and light-duty trucks and other property, including:

          o the rights to receive payments made on the receivables after the cut-off date specified in the related prospectus supplement;

          o    security interests in the vehicles financed by the receivables;
               and

          o    any proceeds from claims on various related insurance policies.

You will find a description of the characteristics of the trust's receivables in the prospectus supplement.

FOR A MORE DETAILED DESCRIPTION OF THE RECEIVABLES, INCLUDING THE CRITERIA THEY MUST MEET IN ORDER TO BE INCLUDED IN A TRUST, AND THE OTHER PROPERTY SUPPORTING THE SECURITIES, SEE "THE RECEIVABLES POOLS" IN THIS PROSPECTUS.

OTHER PROPERTY OF THE TRUST
---------------------------

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

          o    an account into which collections are deposited;

          o an account to fund post-closing purchases of additional receivables; or

          o a reserve account or other account relating to credit enhancement.

PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE
----------------------------------------------

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the seller over a period specified in the prospectus supplement. A trust may, during a period specified in the prospectus supplement, use principal collections on its receivables to purchase additional receivables.

CREDIT OR PAYMENT ENHANCEMENT

The prospectus supplement will specify the credit or payment enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

          o    subordination of one or more classes of securities;

          o    a reserve account;

          o overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities);

          o excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in a reserve account, if any);

          o    letter of credit or other credit facility;

          o    surety bond;

          o    liquidity arrangements;

          o swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

          o    repurchase or put obligations;

          o    yield supplement accounts or agreements;

          o    guaranteed investment contracts;

          o    guaranteed rate agreements; or

          o other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable for securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.

RESERVE ACCOUNT
---------------

If there is a reserve account, the seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

FOR MORE INFORMATION ABOUT CREDIT ENHANCEMENT, SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS -- CREDIT AND PAYMENT ENHANCEMENT" IN THIS PROSPECTUS.

TRANSFER AND SERVICING OF THE RECEIVABLES

The seller will transfer receivables to a trust under an agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

FOR MORE INFORMATION ABOUT THE SALE AND SERVICING OF THE RECEIVABLES, SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF RECEIVABLES" IN THIS PROSPECTUS.

SERVICING FEES
--------------

Each trust will pay the servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation certain fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

SERVICER ADVANCES OF CERTAIN LATE INTEREST PAYMENTS
---------------------------------------------------

When interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for these advances that are not repaid out of collections of the related late payments.

REPURCHASE MAY BE REQUIRED FOR MODIFIED RECEIVABLES
---------------------------------------------------

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

FOR A DISCUSSION OF THE SERVICER'S REPURCHASE OBLIGATIONS, SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS -- SERVICING PROCEDURES" IN THIS PROSPECTUS.

REPURCHASE MAY BE REQUIRED FOR BREACHES OF REPRESENTATION OR WARRANTY
---------------------------------------------------------------------

The seller will make representations and warranties relating to the receivables when it sells them to the trust.

The seller will be required to repurchase a receivable from the trust if (1) one of the seller's representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach.

FOR A DISCUSSION OF THE REPRESENTATIONS AND WARRANTIES GIVEN BY THE SELLER AND ITS RELATED REPURCHASE OBLIGATIONS, SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF RECEIVABLES" IN THIS PROSPECTUS.


TAX STATUS

If the trust issues notes and the trust does not elect to be characterized as a Financial Asset Securitization Investment Trust, federal tax counsel to the trust will deliver an opinion when the notes are issued that for federal income tax purposes:

          o the notes will be characterized as debt unless otherwise stated in the prospectus supplement and

          o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

If the trust is a grantor trust or elects to be treated as a Financial Asset Securitization Investment Trust, you will find a discussion of the federal income tax characterization of its certificates and the trust in this prospectus and the prospectus supplement.

SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND "CERTAIN STATE TAX CONSEQUENCES" IN THIS PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL AND STATE TAX LAWS TO THE SECURITIES.

ERISA CONSIDERATIONS

If you are an employee benefit plan, you should review the matters discussed under "ERISA Considerations" in this prospectus before investing in the securities.

FORM, DENOMINATION AND RECORD DATE

Generally, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of the securities.

INTERESTS OF OTHER PERSONS IN
THE RECEIVABLES COULD REDUCE
THE FUNDS AVAILABLE TO MAKE
PAYMENTS ON YOUR SECURITIES             Financing statements under the Uniform
                                        Commercial Code will be filed
                                        reflecting the sale of the receivables
                                        by us to the trust. Our accounting
                                        records and computer systems will also
                                        be marked to reflect a sale of the
                                        receivables to the trust. However,
                                        because the servicer will maintain
                                        possession of the receivables and not
                                        segregate or mark the receivables as
                                        belonging to the trust, another person
                                        could acquire an interest in a
                                        receivable that is superior to the
                                        trust's interest by obtaining physical
                                        possession of the loan document
                                        representing that receivable without
                                        knowledge of the assignment of the
                                        receivable to the trust. If another
                                        person acquires an interest in a
                                        receivable that is superior to the
                                        trust's interest in the receivable,
                                        some or all of the collections on that
                                        receivable may not be available to make
                                        payment on the securities.

                                        If another person acquires a security
                                        or other interest in a financed vehicle
                                        that is superior to the trust's
                                        security interest in the vehicle, some
                                        or all of the proceeds from the sale of
                                        the vehicle may not be available to
                                        make payments on the securities.

                                        The trust's security interest in the
                                        financed vehicles could be impaired for
                                        one or more of the following reasons:

                                        o    we might fail to perfect our
                                             security interest in a
                                             financed vehicle;

                                        o    another person may acquire an
                                             interest in a financed vehicle
                                             that is superior to the trust's
                                             security interest through fraud,
                                             forgery, negligence or error
                                             because the servicer will not
                                             amend the certificate of title or
                                             ownership to identify the trust as
                                             the new secured party;

                                        o    the trust may not have a security
                                             interest in the financed vehicles
                                             in certain states because the
                                             certificates of title to the
                                             financed vehicles will not be
                                             amended to reflect assignment of a
                                             security interest therein to the
                                             trust;

                                        o    holders of some types of liens,
                                             such as tax liens or mechanics
                                             liens, may have priority over the
                                             trust's security interest; and

                                        o    the trust may lose its security
                                             interest in vehicles confiscated
                                             by the government.

                                        Neither the seller nor the servicer
                                        will be required to repurchase a
                                        receivable if the security interest in
                                        a related vehicle or the receivable
                                        becomes impaired after the receivable
                                        is sold to the trust.

CONSUMER PROTECTION LAWS
MAY CAUSE A TRUST TO EXPERIENCE
LOSSES ON ITS RECEIVABLES               Federal and state consumer protection
                                        laws impose requirements upon creditors
                                        in connection with extensions of credit
                                        and collections on retail installment
                                        loans. Some of these laws make an
                                        assignee of the loan (such as a trust)
                                        liable to the obligor for any violation
                                        by the lender. Any liabilities of the
                                        trust under these laws could reduce the
                                        funds that the trust would otherwise
                                        have to make payments on your
                                        securities.

ONLY THE ASSETS OF THE TRUST
ARE AVAILABLE TO PAY YOUR
SECURITIES                              Neither the seller nor any of its
                                        affiliates is obligated to make any
                                        payments relating to (1) the securities
                                        of a trust or (2) the receivables owned
                                        by a trust. Therefore, you must rely
                                        solely on the assets of the trust for
                                        repayment of your securities. If these
                                        assets are insufficient, you may suffer
                                        losses on your securities.

                                        The assets of a trust will consist
                                        solely of its receivables and, to the
                                        extent specified in the prospectus
                                        supplement, various deposit accounts
                                        and any credit or payment enhancement.

                                        AMOUNTS ON DEPOSIT IN ANY RESERVE
                                        ACCOUNT WILL BE LIMITED AND SUBJECT TO
                                        DEPLETION. The amount required to be on
                                        deposit in any reserve account will be
                                        limited. If the amounts in the reserve
                                        account are depleted as amounts are
                                        paid out to cover shortfalls in
                                        distributions of principal and interest
                                        on your securities, the trust will
                                        depend solely on collections on the
                                        receivables and any other credit or
                                        payment enhancement to make payments on
                                        your securities. In addition, the
                                        minimum required balance in a reserve
                                        account may decrease as the outstanding
                                        balance of the receivables decreases.

                                        YOU MAY SUFFER LOSSES UPON A
                                        LIQUIDATION OF THE RECEIVABLES IF THE
                                        PROCEEDS OF THE LIQUIDATION ARE LESS
                                        THAN THE AMOUNTS DUE ON THE OUTSTANDING
                                        SECURITIES. Under certain circumstances
                                        described herein, the receivables of a
                                        trust may be sold after the occurrence
                                        of an event of default. The related
                                        securityholders will suffer losses if
                                        the trust sells the receivables for
                                        less than the total amount due on its
                                        securities. We cannot assure you that
                                        sufficient funds would be available to
                                        repay those securityholders in full.

DELAYS IN COLLECTING PAYMENTS
COULD OCCUR IF USAA FEDERAL
SAVINGS BANK CEASES TO BE THE
SERVICER If we were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to securityholders. We can be removed as servicer if we default on our servicing obligations as described in this prospectus. SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS-- EVENTS OF SERVICING TERMINATION." We may resign as servicer under certain circumstances described in this Prospectus. SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS-- CERTAIN MATTERS REGARDING THE SERVICER."

THE INSOLVENCY OF THE SELLER
MAY DELAY PAYMENTS ON YOUR
SECURITIES OR CAUSE YOU TO INCUR
A LOSS The seller intends that each transfer of receivables by it to a trust under a sale and servicing agreement or a pooling and servicing agreement constitutes a sale. In the event that the seller were to become insolvent, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the Federal Deposit Insurance Corporation may exercise if it were appointed receiver of the seller. To the extent that the seller has granted a security interest in the receivables to a trust and that security interest was validly perfected before the seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest would not be subject to avoidance by the Federal Deposit Insurance Corporation as receiver of the seller. Positions taken by the staff of the Federal Deposit Insurance Corporation prior to the passage of FIRREA do not suggest that the Federal Deposit Insurance Corporation, if appointed receiver of the seller, would interfere with the timely transfer to the trust of payments collected on the related receivables If, however, the Federal Deposit Insurance Corporation were to assert a contrary position, or were to require the trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the seller as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.


SUBORDINATION MAY CAUSE SOME
CLASSES OF SECURITIES TO BEAR
ADDITIONAL CREDIT RISK                  The rights of the holders of any class
                                        of securities to receive payments of
                                        interest and principal may be
                                        subordinated to one or more other
                                        classes of securities.

                                        Holders of subordinated classes of
                                        securities will bear more credit risk
                                        than more senior classes. Subordination
                                        may take the following forms:

                                        o    interest payments on any date on
                                             which interest is due may first be
                                             allocated to the more senior
                                             classes;

                                        o    principal payments on the
                                             subordinated classes might not
                                             begin until principal of the more
                                             senior classes is repaid in full;

                                        o    principal payments on the more
                                             senior classes may be made on a
                                             payment date before interest
                                             payments on the subordinated
                                             classes are made;

                                        o    subordinated classes bear the risk
                                             of losses on the receivables and
                                             the resulting cash shortfalls
                                             before the more senior classes do;
                                             and

                                        o    if the trustee sells the
                                             receivables after an event of
                                             default, the net proceeds of that
                                             sale may be allocated first to pay
                                             principal and interest on the more
                                             senior classes.

                                        The timing and priority of payment,
                                        seniority, allocations of losses and
                                        method of determining payments on the
                                        respective classes of securities of any
                                        trust will be described in the
                                        prospectus supplement.

PREPAYMENTS ON THE
RECEIVABLES MAY
ADVERSELY AFFECT
THE AVERAGE LIFE OF
AND RATE OF RETURN ON
YOUR SECURITIES                         Faster than expected prepayments on the
                                        receivables will cause the trust to
                                        make payments on its securities earlier
                                        than expected. You may not be able to
                                        reinvest the principal repaid to you at
                                        a rate of return that is equal to or
                                        greater than the rate of return on your
                                        securities. We cannot predict the
                                        effect of prepayments on the average
                                        life of your securities.

                                        All the receivables by their terms may
                                        be prepaid at any time. Prepayments
                                        include:

                                        o    prepayments in whole or in part by
                                             the obligor;

                                        o    liquidations due to default;

                                        o    partial payments with proceeds
                                             from physical damage, credit life
                                             and disability insurance policies;

                                        o    required purchases of receivables
                                             by the servicer or repurchases of
                                             receivables by the seller for
                                             specified breaches of their
                                             representations or covenants; and

                                        o    an optional repurchase of a
                                             trust's receivables by the
                                             servicer when their aggregate
                                             principal balance is 10% (or such
                                             other percentage specified in the
                                             prospectus supplement) or less of
                                             the initial aggregate principal
                                             balance.

                                        A variety of economic, social and other
                                        factors will influence the rate of
                                        optional prepayments on the receivables
                                        and defaults.

                                        The final payment of each class of
                                        securities is expected to occur prior
                                        to its final scheduled payment date
                                        because of the prepayment and purchase
                                        considerations set forth above. If
                                        sufficient funds are not available to
                                        pay any class of notes in full on its
                                        final payment date, an event of
                                        default will occur and final payment
                                        of such class of notes will occur
                                        later than such date.

                                        FOR MORE INFORMATION REGARDING THE
                                        TIMING OF REPAYMENTS OF THE SECURITIES,
                                        SEE "MATURITY AND PREPAYMENT
                                        CONSIDERATIONS" IN THE PROSPECTUS
                                        SUPPLEMENT AND IN THIS PROSPECTUS.

YOU MAY SUFFER LOSSES ON YOUR
SECURITIES BECAUSE THE
SERVICER WILL HOLD COLLECTIONS
AND COMMINGLE THEM WITH ITS
OWN FUNDS                               The servicer will generally be
                                        permitted to hold with its own funds
                                        (1) collections it receives from
                                        obligors on the receivables and (2) the
                                        purchase price of receivables required
                                        to be repurchased from the trust until
                                        the day prior to the next date on which
                                        distributions are made on the
                                        securities. During this time, the
                                        servicer may invest those amounts at
                                        its own risk and for its own benefit
                                        and need not segregate them from its
                                        own funds. If the servicer is unable
                                        for any reason to pay these amounts to
                                        the trust on the payment date, you
                                        might incur a loss on your securities.

                                        FOR MORE INFORMATION ABOUT THE
                                        SERVICER'S OBLIGATIONS REGARDING
                                        PAYMENTS ON THE RECEIVABLES, SEE
                                        "DESCRIPTION OF THE RECEIVABLES
                                        TRANSFER AND SERVICING AGREEMENTS --
                                        COLLECTIONS" IN THIS PROSPECTUS.

THE SENIOR CLASS OF SECURITIES
CONTROLS REMOVAL OF THE
SERVICER UPON A DEFAULT ON ITS
SERVICING OBLIGATIONS                   Generally, the holders of a majority of
                                        a trust's senior class of securities
                                        (or the applicable trustee acting on
                                        their behalf) can remove the servicer
                                        if the servicer --

                                        o    does not deliver to the applicable
                                             trustee the available funds for
                                             application to a required payment
                                             after a grace period after notice
                                             or discovery;

                                        o    defaults on a servicing obligation
                                             which materially and adversely
                                             affects the trust after a grace
                                             period after notice; or

                                        o    becomes the subject of certain
                                             insolvency proceedings.

                                        Those holders may also waive a default
                                        by the servicer. The holders of any
                                        subordinate class of securities do not
                                        have any rights to participate in such
                                        determinations for so long as any of
                                        the more senior classes are
                                        outstanding, and the subordinate
                                        classes of securities may be adversely
                                        affected by determinations made by the
                                        more senior classes. SEE "DESCRIPTION
                                        OF THE RECEIVABLES TRANSFER AND
                                        SERVICING AGREEMENTS -- EVENTS OF
                                        SERVICING TERMINATION."

YOU MAY NOT BE ABLE TO RESELL
YOUR SECURITIES                         There may be no secondary market for
                                        the securities. Underwriters may
                                        participate in making a secondary
                                        market in the securities, but are under
                                        no obligation to do so. We cannot
                                        assure you that a secondary market will
                                        develop. If a secondary market does
                                        develop, we cannot assure you that it
                                        will continue or that you will be able
                                        to resell your securities.

GEOGRAPHIC CONCENTRATION OF A
A TRUST'S AUTO LOANS MAY ADVERSELY
AFFECT YOUR SECURITIES                  Adverse economic conditions or other
                                        factors particularly affecting any
                                        state or region where there is a high
                                        concentration of a trust's auto loans
                                        could adversely affect the securities
                                        of that trust. We are unable to
                                        forecast, with respect to any state or
                                        region, whether any such conditions may
                                        occur, or to what extent such
                                        conditions may affect auto loans or the
                                        repayment of your securities. The
                                        location of a trust's auto loans by
                                        state, based upon borrowers' addresses
                                        at the time the auto loans were made,
                                        will be set out in the prospectus
                                        supplement.

RATINGS OF THE SECURITIES               At the initial issuance of the
                                        securities of a trust, at least one
                                        nationally recognized statistical
                                        rating organization will rate the
                                        offered securities in one of the four
                                        highest rating categories. A rating is
                                        not a recommendation to purchase, hold
                                        or sell securities, and it does not
                                        comment as to market price or
                                        suitability for a particular investor.
                                        The ratings of the securities address
                                        the likelihood of the payment of
                                        principal and interest on the
                                        securities according to their terms. We
                                        cannot assure you that a rating will
                                        remain for any given period of time or
                                        that a rating agency will not lower or
                                        withdraw its rating if, in its
                                        judgment, circumstances in the future
                                        so warrant. A reduction or withdrawal
                                        of a security's rating will adversely
                                        affect its market value.

IF BOOK-ENTRY REGISTRATION IS USED,
YOU WILL BE ABLE TO EXERCISE YOUR
RIGHTS AS SECURITYHOLDER ONLY THROUGH
THE CLEARING AGENCY AND YOUR ABILITY
TO TRANSFER YOUR SECURITIES MAY BE
LIMITED The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company ("DTC") or Clearstream (formerly Cedelbank) or Euroclear. Consequently, your securities will not be registered in your name and you will not be recognized as a securityholder by the trustee or any applicable indenture trustee. You will only be able to exercise the rights of a securityholder indirectly through DTC and its participating organizations. Specifically, you may be limited in your ability to resell the securities to a person or entity that does not participate in the DTC system or Clearstream or Euroclear. Physical certificates will only be issued in the limited circumstances described in the prospectus. See "Certain Information Regarding the Securities-- Definitive Securities" in this prospectus.

POTENTIAL DELAYS IN PAYMENTS ON
YOUR SECURITIES DUE TO POTENTIAL
COMPUTER PROGRAM PROBLEMS
BECAUSE OF THE YEAR 2000 ISSUE          The year 2000 issue results from the
                                        custom of writing computer programs
                                        using two digits to define a year.
                                        Computer programs that have
                                        time-sensitive software may recognize a
                                        date using "00" as the year 1900 rather
                                        than the year 2000. Thus far, the
                                        servicer has not encountered any
                                        material year 2000 problems arising
                                        from its own operations or from those
                                        of its suppliers, customers or agents.
                                        We cannot assure you that such problems
                                        will not arise in the future.

                                        In the event that the servicer, or any
                                        of its suppliers, customers or agents
                                        encounter substantial problems because
                                        of the year 2000 issue, the servicer's
                                        performance of its obligations under
                                        the agreements to which it is a party
                                        could be adversely affected. This could
                                        result in delays in processing payments
                                        on the auto loans and could cause a
                                        delay in payments to you.

                                   THE TRUSTS

         The seller will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the prospectus supplement will so state.

THE RECEIVABLES

         Certain information concerning the seller's experience with respect to its portfolio of Motor Vehicle Loans (including previously sold Motor Vehicle Loans which the seller continues to service) will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables owned by a trust will be comparable to that information.

         On the closing date for a trust, the seller will sell and transfer receivables to the trust in an amount specified in the related prospectus supplement. Generally, the trust will have the right to receive all payments on those receivables that are received on or after the date (a "cut-off date") specified in the prospectus supplement. To the extent on or provided in the prospectus supplement, the seller will convey additional receivables ("SUBSEQUENT RECEIVABLES") to the trust as frequently as daily during the period (the "FUNDING PERIOD") specified in the prospectus supplement. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account on the closing date. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. Any Subsequent Receivables will also be assets of the trust. To the extent provided in the prospectus supplement, a trust may use principal collections on its receivables to purchase additional receivables ("ADDITIONAL RECEIVABLES") from the seller over a specified period (a "REVOLVING PERIOD").

         The property of each trust will also include:

               o    security interests in the financed vehicles;

               o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

               o the seller's rights to certain documents and instruments relating to the receivables;

               o such amounts as from time to time may be held in one or more accounts maintained for the trust;

               o any credit or payment enhancement specified in the prospectus supplement;

               o certain payments and proceeds with respect to the receivables held by the servicer;

               o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

               o    any and all proceeds of the above items.

         If the trust issues notes, the trust's rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders.

THE TRUSTEE

         The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the trustee set forth in the trust agreement or the pooling and servicing agreement. The trustee may resign at any time, in which event the administrator, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement, will be obligated to appoint a successor trustee. The administrator or the servicer may also remove the trustee if:

               o the trustee ceases to be eligible to continue as trustee under the trust agreement or the pooling and servicing agreement, as applicable, or

               o    the trustee becomes insolvent.

         In either of these circumstances, the administrator or servicer must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

         You will find the addresses of the principal offices of the trust and the trustee in the prospectus supplement.


                           USAA FEDERAL SAVINGS BANK

         USAA Federal Savings Bank (the "Bank") is a federally chartered savings association and a member of the Federal Home Loan Bank System. The Bank is subject to the primary supervision of the Office of Thrift Supervision, and its deposits are insured by the Federal Deposit Insurance Corporation. The Bank is an indirect wholly-owned subsidiary of the United Services Automobile Association ("USAA") and is engaged in providing consumer banking products and services primarily to the USAA membership, concentrating its efforts in marketing consumer loan products as well as deposit products. As of December 31, 1999, its total assets and total common and preferred stockholders' equity were $8.9 billion and $806 million, respectively.

         The Bank's executive offices are located at 10750 McDermott Freeway, San Antonio, Texas 78288 and its telephone number is (210) 498-2265.

         USAA is a reciprocal interinsurance exchange formed in 1922. As of December 31, 1999, USAA and its various property and casualty insurance subsidiaries had approximately 3.2 million policyholders. In addition, approximately 370,000 customers of USAA's financial services subsidiaries are eligible to become insured by the USAA group of property and casualty insurance companies.

         USAA and its various property and casualty insurance subsidiaries provide personal line insurance, which includes automobile, homeowners, and renters insurance, to their policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, USAA offers personal financial service products, including life insurance, mutual funds, banking services and financial planning services. USAA is the seventh largest private passenger automobile and the sixth largest homeowners insurer in the United States, based on 1998 direct written premiums. USAA markets its products and services principally through a direct mail and telecommunication program. USAA's insurance financial strength has been rated "Aaa" and "AAA" by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, respectively. USAA is headquartered in San Antonio, Texas and employs approximately 23,000 people.

                  THE BANK'S PORTFOLIO OF MOTOR VEHICLE LOANS

ORIGINATION OF MOTOR VEHICLE LOANS

         The Bank directly originates motor vehicle installment loans secured by new and used automobiles and light-duty trucks (the "MOTOR VEHICLE LOANS"). Applications for Motor Vehicle Loans are made by individuals to the Bank's office in San Antonio, Texas and are reviewed by the Bank in accordance with the Bank's underwriting procedures. Applications are generally accepted by telephone but may also be accepted in person or by mail. The Bank's primary source of applicants is the membership and associate membership of USAA, which consist of officers and former officers of the U.S. military, their dependents and former dependents and, more recently, enlisted personnel in the U.S. military.

         The Bank services all of its Motor Vehicle Loans. The servicing functions performed by the Bank include customer service, document file keeping, computerized account record keeping, vehicle title processing and collections. The Bank may change its servicing and origination policies and practices over time in accordance with the Bank's business judgment.


UNDERWRITING OF MOTOR VEHICLE LOANS

         The Bank makes credit decisions with respect to Motor Vehicle Loans in two alternative ways: on a pre-approved basis or on a judgmental basis, which, since September 1992, has included a credit scoring process.

         PRE-APPROVAL PROCESS. The Bank has a program of pre-approving potential customers for Motor Vehicle Loans. The Bank obtains names of potential customers from its existing Motor Vehicle Loan database, credit card database, database of requests for automobile pricing lists, and various other sources.

         All potential pre-approved customer names are screened against the database maintained by the Bank's parent company USAA. USAA's database must show that the potential customer:

          o is an active USAA insurance policyholder or is eligible to be one; and

          o is not identified in USAA's database as a customer who should not receive advertising from USAA or its subsidiary companies.

         The Bank then screens those potential customer names against its database of credit card accounts, although an existing credit card account is not a prerequisite for pre-approval. If the potential customer has a credit card account, the Bank's credit card database must show that the account:

          o    is current and has been active more than twelve months;

          o has not been more than 30 days delinquent on more than two occasions in the most recent 12 month period;

          o has had no record of bankruptcy, closed account or collection problems; and

          o    has no lost or stolen account or fraudulent activity record.

         A potential customer who is pre-approved using the credit card account screening process is offered a Motor Vehicle Loan in an amount determined by the credit limit amount of the individual's credit card accounts with the Bank and the individual's credit score. The Bank offers those pre-approved potential customers Motor Vehicle Loans in amounts of $15,000 to $30,000.

         A potential customer without a credit card account with the Bank is eligible for a pre-approved Motor Vehicle Loan in an amount of $15,000 to $30,000 if the individual has no record of bankruptcy or collection problems on any Bank loan products and has an existing Motor Vehicle Loan with the Bank that:

          o    has not been more than 30 days delinquent;

          o has a term greater than one year and has been outstanding for more than one year; and

          o    had an original principal balance in excess of $ 7,500.

         The Bank notifies potential customers that they have been pre-approved for a Motor Vehicle Loan by direct mail under certain circumstances and, if a pre-approved individual calls the Bank to inquire about a Motor Vehicle Loan, by telephone. A potential customer who has been pre-approved need only identify the make, model, year and price of the financed vehicle and, because of the information known by the Bank through USAA's database and the Bank's credit card database, is not required to provide additional credit related information.

         JUDGMENTAL PROCESS. If an applicant is not pre-approved for a Motor Vehicle Loan as described above, the Bank requires the applicant to complete an application, generally over the telephone, which sets forth the applicant's income, liabilities, credit and employment history, and other personal information as well as a description of the financed vehicle which is intended to secure a Motor Vehicle Loan. The Bank reviews each application for completeness and for compliance with the Bank's guidelines and applicable consumer regulations.

         The Bank evaluates each applicant using uniform underwriting standards developed by the Bank. These underwriting standards are intended to assess the applicant's ability to repay such Motor Vehicle Loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in the applicant's loan application and the credit bureau reports referred to below.

         AUTOMATED REVIEW. The Bank first performs the evaluation on an automated basis. If the automated review of the application shows that the applicant meets certain criteria in the Bank's underwriting guidelines described below at specified levels and has at least a specified credit score in the Bank's credit scoring process referred to below, then the application is approved. If the application is not approved in the automated review and has not been submitted by a pre-approved customer, a credit analyst performs a judgmental review using the same criteria and standards.

         CREDIT CRITERIA. Among the criteria considered in evaluating each application are:

          o stability of the applicant with specific regard to the applicant's occupation and length of employment;

          o the applicant's payment history based on information known directly by the Bank or as provided by various credit reporting agencies with respect to present and past debt;

          o    a debt service to gross monthly income ratio test; and

          o a loan to value ratio test taking into account the age, type and market value of the financed vehicle.

         The Bank's general policy has been not to allow an applicant's debt service to gross monthly income ratio to exceed 55%.

         The Bank uses an empirically based credit scoring process that uses credit scores provided by credit bureaus to objectively assess an applicant's creditworthiness. This credit scoring process was created using historical information from the database of Motor Vehicle Loans owned or serviced by the Bank. Through credit scoring, the Bank evaluates credit profiles to quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The Bank's credit scoring process is periodically reviewed and, if necessary, updated to reflect current statistical data. The Bank's credit scoring process is intended to provide a basis for lending decisions, not to supersede the judgment of the credit analyst.

         The Bank has approved applications that do not meet its standard credit guidelines, both before and after implementation of the credit scoring process. Generally, those approvals require concurrent approval of a second, designated senior credit analyst or credit manager of the Bank. Applications that do not comply with all the Bank's guidelines must have compensating factors which indicate a strong capacity to repay the loan. In such cases, the reason for approving the Motor Vehicle Loan is often because the applicant has made a down payment and the amount financed is lower than the maximum permitted by the Bank's guidelines.

         AMOUNT ADVANCED. The amount advanced by the Bank under any Motor Vehicle Loan, including Motor Vehicle Loans offered pursuant to the pre-approved program, generally has not exceeded the lesser of the purchase price and:

          o for a new financed vehicle, the manufacturer's suggested retail price plus taxes and title and license fees on the financed vehicle or

          o for a used financed vehicle the "retail" value stated in the most recently published National Auto Research Black Book used vehicle guide, adjusted for high or low mileage and before credit for any optional equipment, plus taxes and title and license fees.

         However, the maximum amount advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the financed vehicle. These adjustments are made to assure that the financed vehicle constitutes adequate collateral to secure the Motor Vehicle Loan. In addition, whether a financed vehicle is new or used, the Bank will also finance service warranties under a Motor Vehicle Loan.

         Periodically, the Bank makes a detailed analysis of its portfolio to evaluate the effectiveness of the Bank's credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, the Bank adjusts its credit guidelines to maintain the asset quality deemed acceptable by the Bank's management. The Bank reviews, on an annual basis, the quality of its Motor Vehicle Loans by conducting internal audits of certain randomly selected Motor Vehicle Loans to ensure compliance with established policies and procedures.


INSURANCE

         Each Motor Vehicle Loan requires the obligor to obtain comprehensive and collision insurance with respect to the financed vehicle. After the funding of the Motor Vehicle Loan, the Bank does not monitor the obligor's compliance with such requirement. Most obligors obtain the required comprehensive and collision insurance from USAA or an affiliate thereof.

         If an obligor fails to maintain the required insurance, the Bank may, but is not obligated to, purchase limited comprehensive and collision insurance to protect the interests of the Bank and those of the obligor and charge the obligor for the cost of such insurance (the "FORCE PLACED INSURANCE"). The Bank currently does not obtain Force Placed Insurance if an obligor fails to maintain the required insurance.


COLLECTION PROCEDURES

         The Bank performs collection activities with respect to delinquent Motor Vehicle Loans including the prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when he or she makes any payment that is less than 95% of a scheduled monthly payment.

         The Bank maintains an on-line collection system for use in collection efforts. The collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information) and records of all contact of the Bank with obligors. The system also records an obligor's promise to pay, affords supervisors the ability to review collection personnel activity and modify priorities with respect to obligor contacts and provides reports concerning Motor Vehicle Loan delinquencies. Under the Bank's current practices, contact by mail is initiated with an obligor whose Motor Vehicle Loan has become ten days delinquent. An additional mail contact is initiated with an obligor when his or her Motor Vehicle Loan has become 20 days delinquent. In the event that such contacts fail to result in a payment sufficient to bring scheduled payments current under the Motor Vehicle Loan, telephone contact with the obligor is attempted on or about the 22nd day of delinquency. Generally, after a Motor Vehicle Loan continues to be delinquent for 35 days, the Bank sends a demand letter. After 50 days of delinquency, the Bank accelerates the Motor Vehicle Loan. Repossession procedures generally will be initiated after a Motor Vehicle Loan continues to be delinquent for 60 to 90 days, depending on factors such as payments made and credit score. However, if a Motor Vehicle Loan is deemed uncollectible, if the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the obligor voluntarily surrenders the financed vehicle, a repossession may occur without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 15 days to redeem the financed vehicle before the financed vehicle is resold.

         Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of the Bank is to recognize losses when it determines that the Motor Vehicle Loan is uncollectible, or during the month the Motor Vehicle Loan becomes 120 days delinquent, whichever occurs first.

         Upon repossession and sale of the financed vehicle, the Bank pursues any deficiency remaining to the extent deemed practical by the Bank and to the extent permitted by law. The loss recognition and collection policies and practices of the Bank may change over time in accordance with the Bank's business judgment.

         The Bank offers certain obligors credit-related extensions. Generally, these extensions are offered only when:

          o the Bank believes that the obligor's financial difficulty has been resolved or will no longer impair the obligor's ability to make future payments;

          o the extension will result in the obligor's payments being brought current;

          o the total number of credit-related extensions granted on the Motor Vehicle Loan will not exceed two and the total credit-related extensions granted on the Motor Vehicle Loan will not exceed four months in the aggregate; and

          o there have been no credit-related extensions granted on the Motor Vehicle loan in the immediately preceding twelve months.

         Any deviation from this policy requires the concurrence of the Bank's collection manager and a representative of the Bank's senior officers credit committee. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Procedures" for certain additional conditions on credit-related extensions which must be satisfied with respect to receivables owned by a trust.


                             THE RECEIVABLES POOLS

         CRITERIA FOR SELECTING THE RECEIVABLES. The receivables to be held by each trust will be selected from the Bank's portfolio of Motor Vehicle Loans on the basis of several criteria, including that each receivable:

               o    is secured by a new or used automobile or light-duty truck;

               o    was originated in the U.S.;

               o    has a fixed or variable interest rate;

               o provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement; and

               o satisfies the other criteria, if any, set forth in the prospectus supplement.

         The Bank will select the receivables from the Motor Vehicle Loans in its portfolio that satisfy the above criteria. No selection procedures which the Bank believes to be adverse to the securityholders of the trust will be used in selecting the receivable for the trust.

         SIMPLE INTEREST RECEIVABLES. The receivables may provide for the application of payments on the simple interest method. If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date--

               o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

               o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

         Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

               o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

               o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

         In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

         RECEIVABLES OTHER THAN SIMPLE INTEREST RECEIVABLES. If the receivables are not simple interest receivables, the prospectus supplement will describe the method of applying payments on the receivables.

WE WILL PROVIDE MORE SPECIFIC INFORMATION ABOUT THE RECEIVABLES IN THE PROSPECTUS SUPPLEMENT

         We will provide information about the receivables to be held by each trust in the related prospectus supplement, including, to the extent appropriate:

               o the portion of the receivables secured by new vehicles and by used vehicles;

               o    the aggregate principal balance of all of the receivables;

               o the average principal balance of the receivables and the range of principal balances;

               o    the number of receivables;

               o the average original amount financed and the range of original amounts financed;

               o the weighted average contract rate of interest and the range of such rates;

               o the weighted average original term and the range of original terms;

               o the weighted average remaining term and the range of remaining terms;

               o    the scheduled weighted average life; and

               o the distribution by contract rate of interest and by the states of origination.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

               o Prepayments by obligors, who may repay at any time without penalty.

               o The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

               o The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final payment date for the securities specified in the prospectus supplement.

               o Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

               o    Liquidations of the receivables due to default.

               o Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

         In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

         The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.


                                USE OF PROCEEDS

         The net proceeds from the sale of the securities of a trust will be applied by the trust or the seller, as indicated in the prospectus supplement --

               o if by the trust, to the purchase of the receivables from the seller;

               o if the trust has a pre-funding account, to make the deposit into that account;

               o if the trust has a yield supplement account, to make the deposit into that account;

               o if the trust has a reserve account, to make the initial deposit into that account; and

               o for any other purposes specified in the prospectus supplement.

         The seller will add the funds received by it to its general funds. The trust may also issue certain classes of securities to the seller in partial payment for the receivables.


                              PRINCIPAL DOCUMENTS

         In general, the operations of a trust will be governed by the following documents:

IF THE TRUST ISSUES NOTES:

              DOCUMENT                               PARTIES                         PRIMARY PURPOSES
---------------------------------       ------------------------------       -----------------------------------
Trust Agreement                         Trustee and Bank, as depositor       o   Creates the trust

                                                                             o   Provides for issuance
                                                                                 of certificates and payments
                                                                                 to certificateholders

                                                                             o   Establishes rights and
                                                                                 duties of trustee

                                                                             o   Establishes rights of
                                                                                 certificateholders

Indenture                               Trust, as issuer of the notes,       o   Provides for issuance
                                        and indenture trustee                    of the notes, the terms of
                                                                                 the notes and payments to
                                                                                 noteholders

                                                                             o   Establishes rights and
                                                                                 duties of indenture trustee

                                                                             o   Establishes rights of
                                                                                 noteholders

Sale and Servicing Agreement            Bank, as seller and servicer, and    o   Effects sale of
                                        a trust as purchaser                     receivables to the trust

                                                                             o   Contains representations
                                                                                 and warranties of seller
                                                                                 concerning the receivables

                                                                             o   Contains servicing
                                                                                 obligations of servicer

                                                                             o   Provides for compensation
                                                                                 to servicer

                                                                             o   Directs how cash flow
                                                                                 will be applied to expenses
                                                                                 of the trust and payments on
                                                                                 its securities



IF THE TRUST IS A GRANTOR TRUST (AS SPECIFIED IN THE PROSPECTUS SUPPLEMENT):



              DOCUMENT                               PARTIES                         PRIMARY PURPOSES
---------------------------------       ------------------------------       -----------------------------------
Pooling and Servicing Agreement         Trustee and Bank, as seller and      o   Creates the trust
                                        servicer
                                                                             o   Effects sale of
                                                                                 receivables to the trust

                                                                             o   Contains representations
                                                                                 and warranties of seller
                                                                                 concerning the receivables

                                                                             o   Contains servicing
                                                                                 obligations of servicer

                                                                             o   Provides for
                                                                                 compensation to servicer

                                                                             o   Provides for issuance
                                                                                 of certificates and payments
                                                                                 to certificateholders

                                                                             o   Directs how cash flow
                                                                                 will be applied to expenses
                                                                                 of the trust and payments to
                                                                                 certificateholders

                                                                             o   Establishes rights and
                                                                                 duties of trustee

                                                                             o   Establishes rights of
                                                                                 certificateholders


         Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

         A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                           PAYMENTS ON THE SECURITIES

         The prospectus supplement will describe

               o the timing, amount and priority of payments of principal and interest on each class of the securities,

               o their interest rates or the formula for determining their interest rates,

               o the method of determining the amount of their principal payments,

               o the priority of the application of the trust's available funds to its expenses and payments on its securities, and

               o the allocation of losses on the receivables among the classes of securities.

         The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

               o principal payments with disproportionate, nominal or no interest payments or

               o interest payments with disproportionate, nominal or no principal payments or

               o residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

         Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of such class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

         Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described below and in the related prospectus supplement.

FIXED RATE SECURITIES

         Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any or
(ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities will be computed on the day count basis specified in the prospectus supplement.

         The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, U.S. government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

         A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

               o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period. In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

               o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

         Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each such class of floating rate securities, which may be either the trustee or indenture trustee with respect to such trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

         THE TRUSTS MAY USE BOOK-ENTRY REGISTRATION INSTEAD OF ISSUING DEFINITIVE SECURITIES. Except for the securities, if any, of a trust retained by the seller or its affiliates, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, such nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of such class.

         If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of such class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of such class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of certificates, for distribution to certificateholders of such class of certificates in accordance with DTC's procedures with respect thereto.

         Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

         The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as Book-Entry Securities.

         You may hold your securities through DTC in the U.S., Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         INITIAL SETTLEMENT OF THE GLOBAL SECURITIES. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECONDARY MARKET TRADING OF THE GLOBAL SECURITIES. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         TRADING BETWEEN CLEARSTREAM CUSTOMERS AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          o borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

         The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the indenture trustee or the trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

         DTC will advise the related administrator or servicer of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         THE DEPOSITORIES. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking, societe anonyme ("Clearstream"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Clearstream) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG.

         Following the merger, the Board of Directors of CI renamed the companies in the group "Clearstream". With effect from January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". Consequently, there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

         The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DEFINITIVE SECURITIES

         With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the indenture trustee or the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue such securities as Definitive Securities to such securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for such securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

         On or prior to each payment date, the administrator or the servicer will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on such payment date. With respect to securities of each trust, each such statement to be delivered to securityholders will include (to the extent applicable to those securityholders) the following information (and any other information so specified in the prospectus supplement) with respect to such payment date or the period since the previous payment date, as applicable:

          (1) the amount of the distribution allocable to principal of each class of such securities;

          (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

          (3) the amount of the distribution allocable to draws from any reserve account or payments in respect of any other credit or payment enhancement arrangement;

          (4) the aggregate principal balance of the receivables as of the close of business on the last day of the preceding Collection Period;

          (5)  any overcollateralization amount or credit enhancement amount;

          (6) the aggregate outstanding principal amount for each class of such securities, each after giving effect to all payments reported under clause (1) above on such date;

          (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

          (8) the amount of the aggregate amount of losses realized on the receivables during that Collection Period calculated as described in the related prospectus supplement;

          (9) previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on each class of securities, and the change in such amounts from the preceding statement;

          (10) previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on each class of securities, and the change in such amounts from the preceding statement;

          (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in such Collection Period;

          (12) the balance of any reserve account, if any, on such date, after giving effect to changes therein on such date;

          (13) the amount of Advances to be remitted by the servicer on such date;

          (14) for each such date during any Funding Period, the amount remaining in the pre-funding account;

          (15) for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such trust; and

          (16) the amount of any cumulative shortfall between payments due in respect of any credit or payment enhancement arrangement and payments received in respect of such credit or payment enhancement arrangement, and the change in any such shortfall from the preceding statement.

         Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

         Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee or the trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."


                                 THE INDENTURE

         One or more classes of notes of a trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information specific to the notes which you are purchasing This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

         EVENTS OF DEFAULT. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

               o a default for five days (or such longer period specified in the prospectus supplement) or more in the payment of any interest on any notes;

               o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

               o a default in the observance or performance of any covenant or agreement of the trust made in the related indenture other than those dealt with specifically elsewhere as an Event of Default which default materially and adversely affects the noteholders and which default continues for a period of 60 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

               o certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

               o such other events, if any, set forth in the related prospectus supplement.

         The "Controlling Class" of notes of a trust will be its Class A Notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

         The amount of principal due and payable to holders of a class of notes under the related indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for such class of notes.

         RIGHTS UPON EVENT OF DEFAULT. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

     o the issuer has paid or deposited with the indenture trustee enough money to pay:

          -- all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

          -- all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

     o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

         If an Event of Default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

               o the holders of 100% of the notes issued by such trust consent to such sale (excluding notes held by the seller, the servicer or their affiliates),

               o the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the notes of such trust at the date of such sale, or

               o there has been an Event of Default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of such trust as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of such trust.

         In addition, if the Event of Default relates to a default by a trust in observing or performing any covenant or agreement (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

         Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, such indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

         No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless --

               o such holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

               o the holders of not less than 25% in principal amount of the Controlling Class of such trust have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

               o such holder or holders have offered such indenture trustee reasonable indemnity;

               o such indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

               o no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of the Controlling Class.

         Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

         EACH TRUST WILL BE SUBJECT TO COVENANTS UNDER THE INDENTURE. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

               o RESTRICTIONS ON MERGER AND CONSOLIDATION. The related trust may not consolidate with or merge into any other entity, unless:

               -- the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

               -- such entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

               -- no event that is (or with notice or lapse of time or both would become) an Event of Default under the indenture shall have occurred and be continuing immediately after such merger or consolidation,

               -- the trust has been advised that the rating of the notes and the certificates of such trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation,

               -- the trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder,

               -- any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and

               -- the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

               o OTHER NEGATIVE COVENANTS. Each trust will not, among other things--

               -- except as expressly permitted by the applicable Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

               -- claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust or its property,

               --   dissolve or liquidate in whole or in part,

               -- permit the lien of the related indenture to be subordinated or otherwise impaired,

               -- permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby, or

               -- permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related indenture.

         No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the trust.

         LIST OF NOTEHOLDERS. With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the Controlling Class may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

         ANNUAL COMPLIANCE STATEMENT. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

         SATISFACTION AND DISCHARGE OF INDENTURE. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

         MODIFICATION OF INDENTURE. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture PROVIDED that such action will not materially adversely affect the interests of the noteholders.

         The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of such noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) PROVIDED that:

               o such action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

               o such action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any class of such notes to be withdrawn or reduced; and

               o an opinion of counsel as to certain tax matters is delivered.

         Without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), however, no supplemental indenture will:

               o change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

               o impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

               o reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in such indenture;

               o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the seller or an affiliate of any of them;

               o reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of such trust;

               o decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of such trust necessary to amend such indenture or any of the other Basic Documents;

               o affect the calculation of the amount of interest or principal payable on any note on any payment date (including the calculation of any of the individual components of such calculation);

               o affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture, or

               o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture.

THE INDENTURE TRUSTEE

         The indenture trustee of notes for each trust will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust, on behalf of the trust, will be obligated to appoint a successor trustee. The administrator of a trust, on behalf of the trust, will be obligated to remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for such trust.


                    DESCRIPTION OF THE RECEIVABLES TRANSFER
                            AND SERVICING AGREEMENTS

         The following summary describes certain terms of the documents pursuant to which the seller sells receivables to a trust and the servicer services the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, that document is the sale and servicing agreement. For a grantor trust, it is the pooling and servicing agreement. This section also describes certain provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

SALE AND ASSIGNMENT OF RECEIVABLES

         SALE AND ASSIGNMENT BY THE SELLER. When the trust issues securities, the seller will sell and assign to the trust under a sale and servicing agreement or a pooling and servicing agreement, without recourse, the seller's entire interest in the Receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule to the related sale and servicing agreement or a pooling and servicing agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with such sale and assignment, execute and deliver the related notes and/or certificates.

         SALE AND ASSIGNMENT OF SUBSEQUENT RECEIVABLES. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

         REPRESENTATIONS AND WARRANTIES. In each sale and servicing agreement or pooling and servicing agreement, the seller will represent and warrant to the applicable trust, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date
--

               o each receivable (a) has been originated for the retail financing of a financed vehicle by an obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

               o each receivable and the sale of the related financed vehicle complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, and any consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

               o each receivable constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

               o immediately prior to the sale and assignment thereof to the trust, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the trust;

               o as of the cut-off date, there are no rights of rescission, setoff, counterclaim, or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

               o as of the cut-off date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

               o except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the prospectus supplement) as of the cut-off date, the seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any receivable exists; the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

               o each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle; and

               o each receivable satisfies the criteria for the selection of receivables for the trust described in the prospectus supplement.

         SELLER MUST REPURCHASE THE RECEIVABLES RELATING TO A BREACH OF REPRESENTATION OR WARRANTY. As of the last day of the first or second Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach has been cured, will repurchase such receivable from the trust. The repurchase price will equal the "PURCHASE AMOUNT", which is the unpaid principal balance of that receivable plus accrued interest thereon to the date of purchase at the weighted average interest rate borne by the trust's securities. The purchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach.

         SERVICING OF THE RECEIVABLES. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will service and administer the receivables held by each trust and, as custodian on behalf of the trust, will maintain possession of the installment loan agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the seller to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Some Important Legal Issues Relating to the Receivables -- Security Interests in Vehicles."

ACCOUNTS

         For each trust, the servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the trust does not issue notes, in the name of the trustee for the related certificateholders. The servicer will deposit all collections on the receivables into the collection account. If the trust issues notes, the servicer or the indenture trustee may establish and maintain a note distribution account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made. The servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

         Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

         For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the Rating Agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

         The trust accounts will be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the Rating Agencies.

SERVICING PROCEDURES

         The Bank will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to Motor Vehicle Loans that it services for itself, in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement.

         Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the last day of the Collection Period during which the latest maturing receivable matures, as set forth in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

COLLECTIONS

         With respect to securities of each trust, so long as the Bank is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement is satisfied, the servicer may retain all payments on the related receivables received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable payment date. However, if such conditions are not met, the servicer will be required to deposit such amounts into the related collection account not later than the second business day after receipt. The servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to its collection account on or prior to the business day preceding the applicable payment date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

         Collections on a receivable made during a Collection Period which are not late fees or certain other similar fees or charges shall be applied first to any outstanding Advances made by the servicer with respect to such receivable (to the extent described below under "-Advances"), second, to the payment of accrued and unpaid interest and third, to the payment of principal.

ADVANCES

         The servicer will make a payment with respect to each receivable (other than a receivable designated as a defaulted receivable) equal to the excess, if any, of (a) the product of the principal balance of such receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest, over (b) the interest actually received by the servicer with respect to such receivable from the obligor or from the payment of the Purchase Amount during or with respect to such Collection Period (any such payment, an "ADVANCE") UNLESS the servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such receivable or from funds on deposit in the reserve account, if any. In the event that the servicer does not make an Advance, any payment deficiency on the securities resulting therefrom will be funded by the application of available amounts, if any, in the reserve account or any other available credit enhancement.

         To the extent that the amount set forth in clause (b) above with respect to a receivable is greater than the amount set forth in clause (a) above with respect thereto, such amount shall be paid to the servicer on the related payment date to reimburse the servicer for previous unreimbursed Advances (the "OUTSTANDING ADVANCES") with respect to such receivable. Any such reimbursement will be from past due interest paid by the obligor under such receivable. Also, the servicer will reimburse itself for an Outstanding Advance for a receivable out of any funds of the trust when the receivable is designated a defaulted receivable.

         The servicer will deposit all Advances into the Collection Account on the business day immediately preceding the related payment date.

SERVICING COMPENSATION AND EXPENSES

         The servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage (specified in the prospectus supplement) of the aggregate principal balance of the receivables as of the first day of such Collection Period. The servicer also will be entitled to receive as a supplemental servicing fee for each Collection Period any late fees and other administrative fees and expenses collected during such Collection Period. The servicer does not currently charge such fees and expenses, but may do so in the future. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable payment date.

         The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and repossessions, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables. The amount of the servicing fee was determined in light of the foregoing duties of the servicer as well as with a view toward providing the servicer with a reasonable profit. The servicing fee, together with additional compensation consisting of investment earnings described above, is comparable to fees that would be paid to parties unaffiliated with the Bank.

DISTRIBUTIONS

         With respect to securities of each trust, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of such trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of such trust will be set forth in the related prospectus supplement.

         ALLOCATION OF COLLECTIONS ON RECEIVABLES. On the business day before each payment date, the servicer shall determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

CREDIT AND PAYMENT ENHANCEMENT

         ANY FORM OF CREDIT ENHANCEMENT MAY BE LIMITED AND MAY ONLY APPLY TO CERTAIN CLASSES OF SECURITIES. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of such class of the full amount of principal and interest due thereon and (2) decrease the likelihood that such securityholders will experience losses. The various types of credit or payment enhancement that a trust may have are listed under "Summary--Credit or Payment Enhancement." The credit or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

         SELLER MAY REPLACE CREDIT OR PAYMENT ENHANCEMENT WITH RATING CONFIRMATION. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

         RESERVE ACCOUNT. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the trust or the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded by the trust on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor or as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

         SELLER MAY ASSIGN RIGHTS IN RESERVE ACCOUNT SUBJECT TO CONDITIONS. The seller may at any time, without consent of the securityholders of a trust, sell, transfer, convey or assign in any manner its rights to and interests in distributions from a reserve account of that trust provided that --

               o the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of securities issued by that trust;

               o the seller provides to the applicable trustee and any indenture trustee an opinion of counsel from independent counsel that such action will not cause the trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

               o such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the seller.

NET DEPOSITS

         As an administrative convenience and for so long as certain conditions are satisfied (see "Collections" above), the servicer will be permitted to make the deposit of collections, aggregate Advances and payments of Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to such Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUSTS

         Prior to each payment date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of such trust described under "Certain Information Regarding the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

         Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing of the applicable receivables.

         Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

         Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

CERTAIN MATTERS REGARDING THE SERVICER

         Each sale and servicing agreement and pooling and servicing agreement will provide that the Bank may not resign from its obligations and duties as servicer thereunder, except (i) upon a determination that the Bank's performance of such duties is no longer permissible under applicable law or
(ii) in the event of the appointment of a successor servicer without the consent of any securityholder upon notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by such Rating Agency. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the Bank's servicing obligations and duties under such sale and servicing agreement or pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. Notwithstanding any such delegation, the servicer will remain responsible and liable for its duties under those agreements as if it had made no delegations.

         Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under such sale and servicing agreement or pooling and servicing agreement or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. Such agreement will further provide that the servicer, and its directors, officers, employees and agents are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to the servicer's performance of its duties under such agreement other than any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith, or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder. However, such indemnification will be paid on a payment date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under such sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

         Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by USAA, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under such sale and servicing agreement or pooling and servicing agreement.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of:

               o any failure by the servicer (or, so long as the seller is the servicer, the seller) to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

               o any failure by the servicer (or, so long as the seller is the servicer, the seller) duly to observe or perform in any material respect any other covenant or agreement in such sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates of such trust, as applicable, of not less than 25% in principal amount of the Controlling Class (or, if the trust has issued notes and its notes are no longer outstanding, 25% by aggregate certificate balance of the certificates);

               o the occurrence of certain insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

               o such other events, if any, set forth in the related prospectus supplement.

RIGHTS UPON EVENT OF SERVICING TERMINATION

         As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may terminate all the rights and obligations of the servicer under such sale and servicing agreement or pooling and servicing agreement, whereupon such indenture trustee or trustee or a successor servicer appointed by such indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

         If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, such receiver, bankruptcy trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. Such indenture trustee or trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under such sale and servicing agreement or pooling and servicing agreement.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

         The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may, on behalf of all such securityholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with such sale and servicing agreement or pooling and servicing agreement.

AMENDMENT

         The parties to each of the Receivables Transfer and Servicing Agreements may amend any of such agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of such securityholders; provided that such action will not materially and adversely affect the interest of any such securityholder as evidenced by either (i) an opinion of counsel to that effect or (ii) notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by such Rating Agency together with an officer's certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer, the related trustee and any related indenture trustee with the consent of the holders of any notes of such trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of such trust evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of the securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such securityholders or change any interest rate on the securities or the amount required to be on deposit in the reserve account, if any, or (2) reduce the percentage of the notes or certificates of such trust the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust.

PAYMENT OF NOTES

         The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement as agent for the trustee of the trust.

TERMINATION

         With respect to each trust, the obligations of the servicer, the seller, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements.

         In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% (or such other percentage specified in the prospectus supplement) or less of the aggregate principal balance of the receivables as of the cut-off date, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period, after giving effect to the receipt of any monies collected on the receivable.

         If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cut-off date specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

         As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such trust.

LIST OF CERTIFICATEHOLDERS

         With respect to the certificates of any trust, three or more holders of the certificates of such trust or one or more holders of such certificates evidencing not less than 25% of the certificate balance of such certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under such certificates.


ADMINISTRATION AGREEMENT

         The Bank will be the administrator of each trust that is not a grantor trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations of the trust and the trustee required by the related indenture. The administrator will be entitled to a periodic administration fee which will be paid by the seller as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto.

         The administrator may resign its duties under the administration agreement upon at least 60 days' prior written notice. The trust may remove the administrator without cause upon at least 60 days' prior written notice. The trust may also remove the administrator upon (i) its default in any material respect in its duties under the administration agreement that remains uncured for ten days (or such longer period acceptable to the trust) or (ii) certain insolvency events in respect of the administrator. No such resignation or removal will be effective until a successor has agreed to be the administrator and the applicable rating agencies have confirmed the ratings of the securities of that trust.

DUTIES OF TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of any agreements, the securities (other than its execution and authentication of the securities), or the receivables or any related documents, and will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the securities or the receivables, or any monies prior to the time such monies are deposited into any account in its name. The trustee will not independently verify any receivables. The trustee will be required to perform only those duties specifically required of it under the trust agreement or the pooling and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the trustee under the applicable agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the agreement.

         The trustee will not be under any obligation to exercise any of the rights or powers vested in it by the trust agreement or the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities which the trustee may incur. No certificateholder will have any right under the trust agreement or the pooling and servicing agreement to institute any proceeding with respect to that agreement, unless such holder previously has given to the trustee written notice of default and unless, with respect to a class of certificates, the holders of certificates evidencing not less than a majority of the certificate balance of that class of certificates have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE

         The trustee will be named in the prospectus supplement. The trustee may resign at any time by giving written notice to the seller or the servicer, in which event the trustee, in the case of a pooling and servicing agreement, or the seller or the administrator, in the case of a trust agreement, will be obligated to appoint a successor trustee. The trustee will be obligated to resign if the trustee ceases to be eligible to continue as such under the trust agreement or the pooling and servicing agreement, becomes legally unable to act, or becomes insolvent. In such circumstances, the trustee, in the case of a pooling and servicing agreement, or the seller or the administrator, in the case of a trust agreement, will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         The trust agreement or the pooling and servicing agreement will provide that the servicer will pay the trustee's fees. That agreement will further provide that the trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability, or expense incurred by the trustee not resulting from the trustee's own willful misfeasance, bad faith, or negligence (other than by reason of a breach of any of its representations or warranties set forth in the agreement). If the servicer fails to indemnify the trustee, the trustee will be entitled to be indemnified by the trust. Any such indemnification will be paid on a payment date only after all amounts required to be paid to the securityholders have been paid and certain other distributions have been made and, with respect to a successor servicer, if any, after the servicing fee has been paid.

         The seller, the servicer and their respective affiliates may have normal banking relationships with the trustee and its affiliates.


            SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

SECURITY INTEREST IN THE RECEIVABLES

         The receivables are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the States of Texas and New York. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust's ownership interest in its receivables, the seller will file UCC-1 financing statements with the appropriate governmental authorities in the State of Texas to give notice of the trust's ownership of its receivables and their proceeds. Under the sale and servicing agreement or the pooling and servicing agreement, the seller will be obligated to maintain the perfection of the trust's ownership interest in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the seller's master computer records will indicate such sale.

SECURITY INTERESTS IN THE FINANCED VEHICLES

         The receivables consist of motor vehicle installment loans made pursuant to contracts with obligors for the purchase of automobiles and light-duty trucks and also constitute personal property security agreements that include grants of security interests in the financed vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in the financed vehicles generally is governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title or actual possession by the secured party of such certificate of title, depending upon applicable state law. The practice of the seller is to effect such notation or to obtain possession of the certificate of title, as appropriate under the laws of the state in which a vehicle securing a motor vehicle installment loan originated by the seller is registered. The receivables prohibit the sale or transfer of the financed vehicle without the seller's consent.

         The seller will assign its security interest in the individual financed vehicles to the trust purchasing the related receivables. However, because of the administrative burden and expense and since the seller remains as servicer of the receivables, neither the seller nor any other person will amend the certificates of title to identify the trust as the new secured party and, accordingly, the seller will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee, the trust nor the trustee may have a perfected security interest in the financed vehicle. In such event or in the event that the seller did not have a perfected first priority security interest in the financed vehicle, the only recourse of the trust vis-a-vis third parties would be against an obligor on an unsecured basis or, if the seller did not have a perfected security interest, against the seller pursuant to the seller's repurchase obligation. See "Description of Transfer and Servicing Agreements--Sale and Assignment of Receivables." If there are any financed vehicles as to which the seller has failed to perfect the security interest assigned to the trust, (a) that security interest would be subordinate to, among others, holders of perfected security interests and (b) subsequent purchasers of such financed vehicles would take possession free and clear of that security interest.

         Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the seller on the certificate of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in the financed vehicle. There also exists a risk in not identifying the trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trust could be released.

         If the owner of a financed vehicle moves to a state other than the state in which such financed vehicle initially is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after such relocation and thereafter until the owner re-registers the financed vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the seller must surrender possession if it holds the certificate of title to such financed vehicle or, in the case of financed vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the seller would receive notice of surrender if the security interest in the financed vehicle is noted on the certificate of title. Accordingly, the seller would have the opportunity to re-perfect its security interest in the financed vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment loans, the seller takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of its lien note thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or the pooling and servicing agreement, the servicer will be obligated to take such steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the financed vehicles.

         Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. The seller will represent in the sale and servicing agreement or the pooling and servicing agreement that as of the cut-off date it has no knowledge of any such liens with respect to any financed vehicle. However, such liens could arise at any time during the term of a receivable. No notice will be given to the indenture trustee or the trustee if such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

         The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a financed vehicle, the trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the defaulting obligor.

         Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Moreover, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

OTHER MATTERS

         Numerous federal and state consumer protection laws may impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth-in-Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act, and the Federal Trade Commission Act.

         The sale and servicing agreement or the pooling and servicing agreement will set forth criteria that must be satisfied by each receivable, and such criteria will provide, among other things, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, such violation would result in the failure to satisfy a criterion in the sale and servicing agreement or the pooling and servicing agreement and would create an obligation of the seller to repurchase the receivable unless such failed criterion is cured.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of special federal tax counsel to each trust specified in the related prospectus supplement ("FEDERAL TAX COUNSEL"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to such trust.

         The federal income tax consequences to certificateholders will vary depending on whether (i) an election is made to treat the trust as a partnership under the Code, (ii) all the certificates are retained by the seller or an affiliate thereof, or (iii) whether the trust will be treated as a grantor trust. The prospectus supplement for each series of certificates will specify whether a partnership election will be made or the trust will be treated as a grantor trust.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         Federal Tax Counsel will deliver its opinion that a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not indexed securities or strip notes, and that principal and interest is payable on the notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID (including DE MINIMIS OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

         FOREIGN HOLDERS. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-U.S. person (a "FOREIGN PERSON") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 PERCENT SHAREHOLDER" of the trust or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and
(ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30 percent, unless the foreign person provides a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the United States. If the interest is effectively connected income, the foreign person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest at graduated rates.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

         BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         NEW WITHHOLDING REGULATIONS. Recently, the Treasury Department issued new regulations (the "NEW REGULATIONS") which make certain modifications to withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST AS A PARTNERSHIP. The seller and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller in its capacity as recipient of distributions from the reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, that principal and interest are distributed on the certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

          (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

          (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (iii) prepayment premium payable to the certificateholders for such month; and

          (iv) any other amounts of income payable to the certificateholders for such month.

Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "-Allocations Between Transferors and Transferees" below.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

         If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust (the "old partnership") to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The Bank will be authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         NEW WITHHOLDING REGULATIONS. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY
THE SELLER OR AN AFFILIATE OF THE SELLER

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. Assuming such characterization of the notes is correct, the federal income tax consequences to noteholders described above under the heading "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE -- Tax Consequences to Holders of the Notes" would apply to the noteholders.

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE -- Tax Consequences to Holders of the Certificates" would apply to the holders of such notes.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

         If a partnership election is not made, Federal Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code. In this case, owners of certificates (referred to herein as "GRANTOR TRUST CERTIFICATEHOLDERS") will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to herein as "GRANTOR TRUST CERTIFICATES."

         CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other
Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Code discussed below.

         STRIPPED BONDS. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "SECTION 1286 TREASURY REGULATIONS"), if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." The original issue discount on a Grantor Trust Certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such certificate other than "qualified stated interest", if any. Based on the preamble to the
Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

         ORIGINAL ISSUE DISCOUNT ON STRIPPED BONDS. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds (the "Stripped Bonds"). Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the "DAILY PORTIONS," as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

         With respect to the stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a DE MINIMIS discount should consult their tax advisors with respect to the proper method to accrue such OID.

         MARKET DISCOUNT IF STRIPPED BOND RULES DO NOT APPLY. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997 the IRS issued final regulations (the "AMORTIZABLE BOND PREMIUM REGULATIONS") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c) (1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         NON-U.S. PERSONS. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

         As used herein, a "U.S. PERSON" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         NEW WITHHOLDING REGULATIONS. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT PROVISIONS

         The Small Business and Job Protection Act of 1996 added sections 860H through 860L to the Code (the "FASIT PROVISIONS"), which provide for a new type of entity for United States federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Federal Tax Counsel will deliver its opinion that a trust for which a FASIT election is made will be treated as a FASIT for federal income tax purposes assuming compliance with the terms of the trust agreement (including the making of a timely FASIT election) and related documents. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the trust or the holders of FASIT regular interests (such holders, "FASIT Regular Noteholders"). In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to United States federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for United States federal income tax purposes.

         QUALIFICATION AS A FASIT. A trust will qualify under the Code as a FASIT in which FASIT Regular Notes will constitute the "regular interests" and the certificate issued by the trust (the "FASIT OWNERSHIP SECURITY") will constitute the "ownership interest", respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the noteholders' interests in the FASIT are met on a continuing basis, and (iii) the trust is not a regulated investment company as defined in section 851(a) of the Code.

         ASSET COMPOSITION. In order for the trust to be eligible for FASIT status, substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT QUALIFICATION TEST"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

         A FASIT interest generally qualifies as a FASIT regular interest if
(i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS PLUS 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("ELIGIBLE CORPORATIONS"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Note that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Note and that have the same features as High-Yield Interests.

         CONSEQUENCES OF THE FAILURE OF THE TRUST TO QUALIFY AS A FASIT. If a trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for United States federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied. It is possible that if the trust did not qualify as a FASIT it would be treated as either a grantor trust, partnership or a publicly traded partnership.

         TAX TREATMENT OF FASIT REGULAR NOTES. Payments received by Holders of FASIT Regular Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Holders of FASIT Regular Notes must report income from such Notes under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Notes issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Note generally will be treated as ordinary income to the Holder and a principal payment on such Note will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Notes issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for notes. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes," above.

         If a FASIT Regular Note is sold or exchanged, the holder thereof generally will recognize gain or loss upon the sale in the manner described above for notes. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes--Sale or Other Disposition." In addition, if a FASIT Regular Note becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of such note should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

         TAX TREATMENT OF FASIT OWNERSHIP SECURITIES. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Notes issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Certain Federal Income Tax Consequences--FASIT Provisions--Interests in a FASIT."

         Losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any offering for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

         BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION. Holders of FASIT Notes and Ownership Securities will be subject to backup withholding to the same extent holders of notes would be subject. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Foreign Holders" and "--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Notes and Ownership Securities generally will be treated in the same manner as holders of notes.

                         CERTAIN STATE TAX CONSEQUENCES

         The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                     * * *

         THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified person" under the Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("SIMILAR LAW") that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as "PLANS"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example:

          o Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

          o PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

          o PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

          o PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

          o PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a Trust if, as described below, the assets of the trust were considered to include Plan assets.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

         Pursuant to Department of Labor Regulation ss.2510.3-101 (the "PLAN ASSETS REGULATION"), in general when a Plan acquires an equity interest in an entity such as the trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and section 4975 of the Code would apply to transactions involving the assets of the trust.

         As a result, except in the case of unsubordinated certificates with respect to which the Exemption is available (as described below), certificates generally shall not be transferred to a Plan or a person using Plan assets to acquire the certificates. Each transferee of certificates to which the Exemption is not applicable will be deemed to represent that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA.]

         Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. However, the notes may not be purchased with the assets of a Plan if the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

          o has investment or administrative discretion with respect to that Plan assets;

          o has authority or responsibility to give, or regularly gives, investment advice with respect to that Plan assets for a fee and pursuant to an agreement or understanding that such advice

               - will serve as a primary basis for investment decisions with respect to that Plan assets and

               - will be based on the particular investment needs for that Plan; or

          o    is an employer maintaining or contributing to that Plan.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under section 401 (a) of the Code and exempt from taxation under Section 501 (a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

         A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS

         Unless otherwise specified in the related prospectus supplement, the following discussion applies only to nonsubordinated certificates (referred to herein as "SENIOR CERTIFICATES") issued by a Trust.

         The U.S. Department of Labor (the "DOL") has granted to the lead underwriter named in the prospectus supplement an exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment loans such as the receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

         (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc.;

         (4) The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (5) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a) (1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "OBLIGATIONS") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "PRE-FUNDING PERIOD"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

         (2) All Obligations transferred after the closing date (the "ADDITIONAL OBLIGATIONS") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.

         (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

         (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

         (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust:

               (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

               (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

         (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

         (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

         (8) The related prospectus or prospectus supplement must describe:

               (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (ii) the duration of the Pre-Funding Period;

               (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

               (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

         (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

         The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust when the fiduciary (or its affiliate) is an obligor on receivables held in the trust only if, among other requirements,

          (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below),

          (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust,

          (iii) the Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and

          (iv) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "RESTRICTED GROUP").

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added new Section 401
(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the tax code. Under Section 401 (c), the Department of Labor is required to issue general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the tax code. Section 401 (c) also provides that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the general account regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the tax code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401 (c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase.

         As of the date hereof, the DOL has issued proposed regulations under
Section 401 (c). It should be noted that if the general account regulations are adopted substantially in the form in which proposed, the general account regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

                              PLAN OF DISTRIBUTION

         The seller will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and/or certificates of the trust specified in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and/or certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

         Each prospectus supplement will either--

               o set forth the price at which each class of notes and/or certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and/or certificates; or

               o specify that the related notes and/or certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

         After the initial public offering of any such notes and/or certificates, such public offering prices and such concessions may be changed.

         The seller will indemnify the underwriters of securities against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the seller.

         Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust (some of which may not be registered or may not be publicly offered).

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.


                                 LEGAL OPINIONS

         Certain legal matters relating to the securities of any trust will be passed upon for the trust, the seller and the servicer by Brown & Wood, LLP, New York, New York. Certain other legal matters will be passed upon for the seller by Michael J. Broker, Esq., Vice-President and Banking Counsel for the Bank.


                      GLOSSARY OF TERMS FOR THE PROSPECTUS

         Set forth below is a list of the defined terms used in this prospectus, which are also used in the prospectus supplement.

         "ADDITIONAL OBLIGATIONS" means, with respect to the Exemption, all Obligations transferred to a trust after its closing date.

         "ADDITIONAL RECEIVABLES" means, with respect to a trust with a Revolving Period, receivables acquired by a trust during that Revolving Period.

         "ADVANCES" means, with respect to a delinquent receivable and a payment date, the excess of (a) the product of the principal balance of that receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest, over (b) the interest actually received by the servicer with respect to that receivable from the obligor or from the payment of the Purchase Amount during or with respect to such Collection Period.

         "ADMINISTRATOR" means the Bank, in its capacity as administrator of the trust under an administration agreement.

         "AMORTIZABLE BOND PREMIUM REGULATIONS" means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

         "BANK" means USAA Federal Savings Bank and its successors.

         "BENEFIT PLAN INVESTOR" means any:

               o "employee benefit plans" (as defined in Section 3(3) of ERISA, including without limitation governmental plans, foreign pension plans and church plans;

               o "plans" described in Section 4975(e) (1) of the Code, including individual retirement accounts and Keogh plans; or

               o entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

         "BOOK-ENTRY SECURITIES" means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

         "CERTIFICATE BALANCE" means with respect to each class of certificates and as the context so requires, (i) with respect to all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) with respect to any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

         "CLEARSTREAM" means Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg.

         "CLOSING DATE" means that date specified as such in the prospectus supplement on which the trust issues its securities.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLECTION PERIOD" means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

         "CONTROLLING CLASS" means, with respect to any trust, the Class A Notes described in the prospectus supplement as long as any Class A Notes are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

         "CUT-OFF DATE" means the date specified as such in the applicable prospectus supplement.

         "DAILY PORTION" is computed as specified under "Certain Federal Income Tax Consequences--Trusts Treated as a Grantor Trust--Stripped Bonds and Stripped Coupons --Original Issue Discount."

         "DEFAULTED RECEIVABLE" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

         "DEFINITIVE CERTIFICATES" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

         "DEFINITIVE NOTES" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

         "DEFINITIVE SECURITIES" means collectively, the Definitive Notes and the Definitive Certificates.

         "DOL" means the United States Department of Labor.

         "DTC" means The Depository Trust Company and any successor depository selected by the trust.

         "ELIGIBLE CORPORATION" means, with respect to FASITs, a domestic C corporation that is fully subject to corporate income tax.

         "ELIGIBLE DEPOSIT ACCOUNT" means either--

               o    a segregated account with an Eligible Institution; or

               o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "ELIGIBLE INSTITUTION" means--

               o the corporate trust department of the indenture trustee or the related trustee, as applicable; or

               o a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "EVENTS OF DEFAULT" under the related indenture will consist of the events specified under "Description of the Notes -- The Indenture" in this prospectus.

         "EVENTS OF SERVICING TERMINATION" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Transfer and Servicing Agreements -- Events of Servicing Termination" in this prospectus.

         "EXEMPTION" means the exemption granted to the lead underwriter named in the prospectus supplement by the DOL and described under "ERISA Considerations'"

         "FASIT" means a financial asset securitization investment trust.

         "FASIT PROVISIONS" means sections 860H through 860L of the Code.

         "FASIT QUALIFICATION TEST" is the requirement for FASIT status eligibility that substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter.

         "FASIT REGULAR NOTEHOLDERS" means holders of FASIT regular interests.

         "FEDERAL TAX COUNSEL" means the special federal tax counsel to each trust specified in the related prospectus supplement.

         "FOREIGN PERSON" means a nonresident alien, foreign corporation or other non-U.S. person.

         "FUNDING PERIOD" the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which period may be as frequently as daily.

         "GRANTOR TRUST CERTIFICATEHOLDERS" means owners of certificates issued by a trust that is treated as a grantor trust.

         "GRANTOR TRUST CERTIFICATES" means certificates issued by a trust that is treated as a grantor trust.

         "INDENTURE" means the indenture by and between the Trust, as issuer of the notes, and the indenture trustee, identified in the prospectus supplement.

         "IO" means interest-only.

         "IRS" means the Internal Revenue Service.

         "MOTOR VEHICLE LOANS" means motor vehicle installment loans secured by new and used automobiles and light-duty trucks.

         "NEW REGULATIONS" means the regulations recently issued by the Treasury Department which make certain modifications to withholding, backup withholding and information reporting rules.

         "OBLIGATIONS" means, with respect to the Exemption, mortgage loans or other secured receivables.

         "OID" means original issue discount.

         "OID REGULATIONS" means those Treasury regulations relating to OID.

         "PAYMENT DATE" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

         "PERMITTED INVESTMENTS" means:

               o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

               o demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

               o commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

               o investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

               o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

               o any other investment acceptable to the applicable Rating Agencies.

Permitted Investments are generally limited to obligations or securities which mature on or before the next payment date.

         "PLAN ASSETS REGULATION" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

         "POOLING AND SERVICING AGREEMENT" means the pooling and servicing agreement between the trustee and the Bank, as seller and servicer, and the trustee identified in the prospectus supplement.

         "PRE-FUNDING LIMIT" means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

         "PRE-FUNDING PERIOD" means, with respect to the Exemption, a 90-day or three-month period following the closing date during which, subject to certain conditions, Additional Obligations may be transferred to the trust.

         "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

         "PURCHASE AMOUNT" means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus accrued and unpaid interest thereon to the date of purchase at the weighted average interest rate borne by the trust's securities.

         "RATING AGENCY" means a nationally recognized rating agency providing, at the request of the seller, a rating on the securities issued by the applicable trust.

         "RECEIVABLES TRANSFER AND SERVICING AGREEMENTS" means, collectively,
(i) each sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which the Bank will undertake certain administrative duties or, (ii) in the case of a trust that is a grantor trust, the pooling and servicing agreement.

         "RECORD DATE" means the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

         "REMIC" means a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code.

         "RESTRICTED GROUP" means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

         "REVOLVING PERIOD" means the period, if one is specified in the prospectus supplement, during which the trust uses principal collections on the receivables to purchase additional receivables.

         "SALE AND SERVICING AGREEMENT" means the sale and servicing agreement by and between the Bank, as seller and servicer, and the trust, as purchaser, identified in the related prospectus supplement.

         "SEC" means the Securities and Exchange Commission.

          "SECTION 1286 TREASURY REGULATIONS" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

         "SELLER" means the Bank as seller of receivables to a trust.

         "SENIOR CERTIFICATES" means the nonsubordinated certificates issued by a trust.

         "SERVICER" means the Bank acting in its capacity as servicer of the receivables under the applicable sale and servicing agreement or pooling and servicing agreement.

         "SIMILAR LAW" means federal, state or local laws that impose requirements similar to ERISA or the Code.

         "SHORT-TERM NOTE" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

         "SUBSEQUENT RECEIVABLES" means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

         "SUBSEQUENT TRANSFER DATE" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

         "TAX CODE" means the Internal Revenue Code of 1986, as amended.

         "TRUSTEE" means the trustee of the trust identified in the related prospectus supplement.

         "TRUST AGREEMENT" means the trust agreement by and between the trustee and the Bank, as depositor, identified in the related prospectus supplement.

         "U.S. PERSON" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         "USAA" means United Services Automobile Association.

                      (This page intentionally left blank)

                      (This page intentionally left blank)

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Expenses in connection with the offering of the securities being registered herein are estimated as follows:

    Registration Fee .............................................$264
    Legal Fees and Expenses ......................................$
    Accounting Fees and Expenses .................................$
    Blue Sky Fees and Expenses ...................................$
    Rating Agency Fees ...........................................$
    Trustee's Fees and Expenses ..................................$
    Printing .....................................................$
    Miscellaneous ................................................$
                                                                   -----------
         Total....................................................$
                                                                   ===========


----------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Reference is made to each of following documents filed as an exhibit to this Registration Statement which document is incorporated herein by reference:


         Article VI of the By-Laws of USAA Federal Savings Bank (Exhibit 3.2 hereto).

         Reference is also made to 12 C.F.R.ss.545.121.

         For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


           (a)

               EXHIBITS                           DESCRIPTION
               --------                           -----------


1.1      Form of Underwriting Agreement*
3.1 Charter of the Registrant - filed as Exhibit 3.1 to Registration Statement No. 333-37471 and incorporated herein by reference.
3.2 By-Laws of the Registrant - filed as Exhibit 3.2 to Registration Statement No. 333-37471 and incorporated herein by reference.
4.1 Form of Pooling and Servicing Agreement between the Registrant and the Trustee (including forms of certificates).*
4.2 Form of Indenture between the trust and the indenture trustee (including forms of notes).*
4.3 Form of Trust Agreement between the Trustee and the Registrant (including form of certificates).*
4.4      Form of Certificate of Trust for trusts.*
5.1      Opinion of Brown & Wood with respect to legality.*
5.2      Opinion of Richards, Layton & Finger with respect to legality.*
8.1      Opinion of Brown & Wood with respect to federal income tax matters.*
23.1     Consent of Brown & Wood (included as part of Exhibits 5.1 and 8.1).*
23.2     Consent of Richards, Layton & Finger (included as part of Exhibit
         5.2).*
24.1     Power of Attorney (included as part of signature page).*
25.      Form of Statement of Eligibility under the Trust Indenture Act of
         1939 of ____________.*
99.1 Form of Sale and Servicing Agreement between the Registrant and the trust.*
99.2 Form of Administration Agreement among the trust, the Administrator and the Indenture Trustee.*


*To be filed by amendment.

           (b)    Financial Statements:

                  Not applicable.


ITEM 17.    UNDERTAKINGS

     (a)      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein , and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will by governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on the 18th day of February, 2000.

                                  USAA FEDERAL SAVINGS BANK

                                  By   /s/ Mark H. Wright
                                       -------------------------------------
                                       Mark H. Wright
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)


                                  By   /s/ Rosemary M. Elizalde
                                       -------------------------------------
                                       Rosemary M. Elizalde
                                       Vice President
                                       Senior Financial Officer
                                       (Principal Financial Officer and
                                       Principal Accounting Officer)


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark H. Wright, Rosemary M. Elizalde and Michael J. Broker, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                    CAPACITY                   DATE
         ---------                    --------                   ----


/s/ Robert G. Davis                   Chairman                February 18, 2000
---------------------------
Robert G. Davis

/s/ Charles E. Bishop                 Director                February 18, 2000
---------------------------
Charles E. Bishop

/s/ Arthur R. Emerson                 Director                February 18, 2000
---------------------------
Arthur R. Emerson

                                      Director
---------------------------
Carlos R. Montemayor

/s/ James E. Olson                    Director                February 18, 2000
---------------------------
James E. Olson

/s/ Jane B. Phipps                    Director                February 18, 2000
---------------------------
Jane B. Phipps

                                      Director
---------------------------
David M. Robinson

/s/ Mark H. Wright                    Director                February 18, 2000
---------------------------
Mark H. Wright